EXHIBIT 10.4

                                    AGREEMENT

                                       AND

                                 PLAN OF MERGER

                                       AND

                                 REORGANIZATION

                           DATED AS OF AUGUST 30, 1999

                                      AMONG

                                   OLAS, INC.,

                            EDIETS ACQUISITION CORP.

                                EDIETS.COM, INC.

                                       AND

                                 DAVID R. HUMBLE
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                                TABLE OF CONTENTS
                                                                         Page
1. The Merger .........................................................    1
     1.1. The Merger ..................................................    1
     1.2. Effective Date ..............................................    1
     1.3. Effect of the Merger ........................................    2
     1.4. Certificate of Incorporation; By-Laws .......................    2
     1.5. Directors and Officers of Surviving
          Corporation .................................................    2
     1.6. Conversion of Securities ....................................    3

2. Representations and Warranties as to eDiets ........................    3
     2.1. Organization, Standing and Power ............................    4
     2.2. Capitalization ..............................................    4
     2.3. Ownership of eDiets Common Stock ............................    5
     2.4. Interests in Other Entities .................................    5
     2.5. Authority ...................................................    5
     2.6. Noncontravention ............................................    6
     2.7. Financial Statements ........................................    6
     2.8. Absence of Undisclosed Liabilities ..........................    7
     2.9. Guaranties ..................................................    7
     2.10. Accounts and Notes Receivable ..............................    7
     2.11. Absence of Changes .........................................    8
     2.12. Litigation .................................................    8
     2.13. No Violation of Law ........................................    8
     2.14. Title to Assets and Properties .............................    9
     2.15. Intangibles/Inventions .....................................    9
     2.16. Systems and Software .......................................   10
     2.17. Tax Matters ................................................   10
     2.18. Insurance ..................................................   11
     2.19. Banks; Powers of Attorney ..................................   11
     2.20. Employee Arrangements ......................................   12
     2.21. ERISA ......................................................   12
     2.22. Environmental Matters ......................................   12
     2.23. Certain Business Matters ...................................   13
     2.24. Certain Contracts ..........................................   13
     2.25. Suppliers ..................................................   14
     2.26. Approvals/Consents .........................................   14
     2.27. Information as to eDiets ...................................   14
     2.28. Securities Act Representation ..............................   15

3. Representations and Warranties as to Olas and
     Subsidiary .......................................................   15
     3.1. Organization, Standing and Power ............................   15
     3.2. Capitalization ..............................................   15
     3.3. Interests in Other Entities .................................   16
     3.4. Authority ...................................................   16
     3.5. Noncontravention ............................................   17
     3.6. Financial Statements ........................................   17
     3.7. Absence of Undisclosed Liabilities ..........................   18
     3.8. Guaranties ..................................................   18

     3.9. Accounts and Notes Receivable ...............................   18
     3.10. Absence of Changes .........................................   19
     3.11. Litigation .................................................   19
     3.12. No Violation of Law ........................................   19
     3.13. Title to Assets and Properties .............................   19
     3.14. Intangibles/Inventions .....................................   20
     3.15. Systems and Software .......................................   21
     3.16. Tax Matters ................................................   21
     3.17. Insurance ..................................................   22
     3.18. Banks; Powers of Attorney ..................................   22
     3.19. Employee Arrangements ......................................   22
     3.20. ERISA ......................................................   23
     3.21. Environmental Matters ......................................   23
     3.22. Certain Business Matters ...................................   23
     3.23. Certain Contracts ..........................................   24
     3.24. Suppliers ..................................................   25
     3.25. Approvals/Consents .........................................   25
     3.26. Information as to Olas and Subsidiary ......................   25
     3.27. Stock Issuable in Merger ...................................   25

4. Indemnification ....................................................   26
     4.1. Indemnification by the Shareholder ..........................   26
     4.2. Indemnification by Olas and Subsidiary ......................   26
     4.3. Third Party Claims ..........................................   26
     4.4. Assistance ..................................................   27

5. Covenants ..........................................................   27
     5.1. Investigation ...............................................   27
     5.2. Noncompete Covenant .........................................   28
     5.3. Consummation of Transaction .................................   29
     5.4. Cooperation/Further Assurances ..............................   30
     5.5. Accuracy of Representations .................................   30
     5.6. Notification of Certain Matters .............................   30
     5.7. Broker ......................................................   30
     5.8. No Solicitation of Transactions .............................   31
     5.9. Prohibited Conduct of eDiets and Shareholder ................   31
     5.10. Prohibited Conduct of Olas .................................   34
     5.11. Tax Covenant ...............................................   36
     5.12. Payment of Taxes Upon Merger ...............................   36
     5.13. Olas Reverse Stock Split ...................................   36
     5.14. Conversion of Class B Stock ................................   36
     5.15. Directors of Olas ..........................................   37
     5.16. Commission Filings .........................................   37
     5.17. Directors and Officers Insurance Policy ....................   37
     5.18. Compensation Committee of Olas Board of
          Directors ...................................................   37
     5.19. Name Change ................................................   37

6. Conditions of Merger ...............................................   37
     6.1. Conditions to Obligations of Olas and
          Subsidiary to Effect the Merger .............................   37
          (a) Accuracy of Representations and
               Warranties .............................................   38
          (b) Performance of Agreements ...............................   38

          (c) Results of Investigation ................................   38
          (d) Board Authorizations ....................................   38
          (e) Private Placement .......................................   38
          (f) Opinion of Counsel for eDiets ...........................   38
          (g) Litigation ..............................................   38
          (h) Consents and Approvals ..................................   39
          (i) Date of Consummation ....................................   39
          (j) Validity of Transactions ................................   39
          (k) No Material Adverse Change ..............................   39
          (l) Tax Free Nature .........................................   39
          (m) Humble Employment Agreement .............................   39
          (n) Closing Certificate .....................................   39
     6.2. Conditions to Obligations of eDiets and the
          Shareholder to Effect the Merger ............................   39
          (a) Accuracy of Representations and
               Warranties .............................................   40
          (b) Opinion of Counsel for Olas and

               Subsidiary .............................................   40
          (c) Litigation ..............................................   40
          (d) Performance of Agreements ...............................   40
          (e) Board Authorizations ....................................   40
          (f) Results of Investigation ................................   40
          (g) Consents and Approvals ..................................   40
          (h) Date of Consummation ....................................   41
          (i) Validity of Transactions ................................   41
          (j) Conversion of Class B Stock .............................   41
          (k) Amendment to Certificate of Incorporation
               and By-Laws ............................................   41
          (l) Stock Issuance to Whale .................................   41
          (m) Stock Options ...........................................   41
          (n) Private Placement .......................................   42
          (o) Tax Free Nature .........................................   42
          (p) Humble Employment Agreement .............................   42
          (q) Kier Employment Agreement ...............................   42
          (r) Closing Certificate .....................................   42


7. The Closing ........................................................   42
     7.1. Deliveries by Olas and Subsidiary at the
          Closing .....................................................   42
     7.2. Deliveries by eDiets and/or the Shareholder
          at the Closing ..............................................   43
     7.3. Other Deliveries ............................................   43

8. Termination, Amendment and Waiver ..................................   43
     8.1. Termination .................................................   44
     8.2. Effect of Termination .......................................   44
     8.3. Fees and Expenses ...........................................   45
     8.4. Waiver ......................................................   45


9. Survival of Representations and Warranties .........................   45

10. General Provisions ................................................   45
     10.1. Notices ....................................................   45
     10.2. Severability ...............................................   46

     10.3. Entire Agreement ...........................................   46
     10.4. Amendment ..................................................   46
     10.5. Schedules ..................................................   46
     10.6. No Assignment ..............................................   47
     10.7. Governing Law ..............................................   47
     10.8. Headings ...................................................   47
     10.9. Counterparts ...............................................   47

                                    EXHIBITS

Exhibit A -    Delaware Certificate of Merger

Exhibit B -    Certificate of Incorporation of eDiets.com

Exhibit C -    Subsidiary By-Laws

Exhibit D -    Olas Amended and Restated Certificate of
               Incorporation and By-Laws

Exhibit E -    Whale Letter of Intent

Exhibit F -    Opinion of Counsel for eDiets

Exhibit G -    Humble Employment Agreement

Exhibit H -    Opinion for counsel to Olas

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

          AGREEMENT AND PLAN OF MERGER AND REORGANIZATION dated as of August 30, 1999 (the "Agreement"), among OLAS, INC., a Delaware corporation ("Olas"), EDIETS ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Olas ("Subsidiary"), EDIETS.COM, INC., a Delaware corporation ("eDiets") and DAVID R. HUMBLE ("David" or "Shareholder").

                              W I T N E S S E T H :

          WHEREAS, eDiets is in the business of (i) providing personalized diet programs, (ii) selling health and fitness related equipment, accessories and dietary supplements and (iii) publishing an electronic health and fitness newsletter via the internet (the "eDiets Business"); and

          WHEREAS, Olas desires to combine eDiets' Business with its existing business (the "Olas Business"); and

          WHEREAS, the Board of Directors of Olas, the Board of Directors of Subsidiary, Olas as the sole shareholder of Subsidiary, the Board of Directors of eDiets and David as the sole shareholder of eDiets have: (a) determined that it is in the best interests of their respective companies for the Subsidiary to be merged with and into eDiets upon the terms and subject to the conditions set forth herein; and (b) approved the merger of the Subsidiary with and into eDiets (the "Merger") in accordance with the Delaware General Corporation Law ("Delaware Law") and upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1. THE MERGER.

1.1. THE MERGER. At the Effective Date (as defined in section 1.2), and subject to and upon the terms and conditions of this Agreement and Delaware Law, the Subsidiary shall be merged with and into eDiets, the separate corporate existence of the Subsidiary shall cease, and eDiets shall continue as the surviving corporation, operating as a wholly-owned subsidiary of Olas. eDiets, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

1.2. EFFECTIVE DATE. As promptly as practicable after the satisfaction or waiver of the conditions set forth in

Paragraph 6, unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned pursuant to section 8.1, Subsidiary and eDiets shall cause the Merger to be consummated by executing and filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in the form of EXHIBIT A and making such other filings as may be required by Delaware Law, in such form as required by and executed in accordance with such laws (the time of the last of such filings to be made being the "Effective Date").

1.3. EFFECT OF THE MERGER. At the Effective Date, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date, all the rights, privileges, powers, franchises and all property (real, personal and mixed) of the Subsidiary and all debts due the Subsidiary shall vest in eDiets, and all debts, liabilities, obligations and duties of the Subsidiary shall become the debts, liabilities, obligations and duties of eDiets.

1.4. CERTIFICATE OF INCORPORATION; BY-LAWS.

                    (a) The Certificate of Incorporation of eDiets, as in effect immediately prior to the Effective Date (annexed hereto as EXHIBIT B), shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law or such Certificate of Incorporation.

                    (b) The By-Laws of Subsidiary, as in effect immediately prior to the Effective Date (annexed hereto as EXHIBIT C), shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law or by the Certificate of Incorporation of the Surviving Corporation or the By-Laws of the Surviving Corporation.

1.5. DIRECTORS AND OFFICERS OF SURVIVING CORPORATION.

                    (a) Each of David R. Humble, the sole director of eDiets, and Isaac Kier and Matthew Gohd, the directors of the Subsidiary, shall, at the Effective Date, be the duly appointed directors of the Surviving Corporation, to hold office in accordance with applicable law, the Certificate of Incorporation and By-Laws of the Surviving Corporation until resignation, removal or replacement. After execution of this Agreement, two other directors of Olas shall be appointed by David (subject to the approval of either Matthew Gohd or Isaac Kier). Until such additional directors have been appointed, David shall have the right to veto any action taken by a majority of the members of the Board.

                    (b) Each of David R. Humble and Christine M. Brown, shall, at the Effective Date, be duly nominated and appointed as Chief Executive Officer, Chairman of the Board and Secretary and Treasurer, respectively, of the Surviving Corporation, and shall constitute the initial officers of the Surviving Corporation, in each case to serve at the pleasure of the Board of Directors of eDiets until their respective resignation, removal or replacement.

1.6. CONVERSION OF SECURITIES. At the Effective Date, by virtue of the Merger and without any action on the part of Olas, Subsidiary, eDiets or the
Shareholder:

                    (a) The outstanding shares and the shares underlying outstanding options of eDiets Common Stock (as defined in section 2.2 hereof) shall be converted into the right to receive an aggregate of 8,800,000 shares of common stock, $.01 par value per share, of Olas ("Olas Common Stock") (hereafter referred to as the "Share Consideration" or the "Merger Consideration"), to be distributed to the Shareholder and the holders of current eDiets options, respectively, as set forth on Schedule 1.6(a). All such shares of eDiets Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and become Treasury Stock subject to issuances pursuant to section 1.6(e).

                    (b) Any option convertible or exchangeable into eDiets capital stock shall be converted into an option convertible or exchangeable, as the case may be, into Olas Common Stock upon substantially the same terms and conditions as is currently in effect for eDiets options and shall be exercisable at the same exercise price.

                    (c) From and after the Effective Date, the holders of certificates evidencing ownership of shares, options or warrants of eDiets Common Stock shall cease to have any rights with respect to the shares of eDiets Common Stock, options and warrants.

                    (d) No fractional shares of Olas Common Stock shall be issued in connection with the Merger and the Shareholder will be issued a whole share of Olas Common Stock in lieu of any fractional shares.

                    (e) Each share of the common stock, $.01 par value per share, of the Subsidiary issued and outstanding at the Effective Date shall be converted into the right to receive one fully paid and nonassessable share of common stock of the Surviving Corporation.

2. REPRESENTATIONS AND WARRANTIES AS TO EDIETS. Each of the Shareholder and eDiets, jointly and severally, represents and warrants to Olas and Subsidiary as follows:

2.1. ORGANIZATION, STANDING AND POWER. eDiets is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and corporate authority to (i) own, lease and operate its properties, (ii) carry on the eDiets Business as currently conducted by it and (iii) execute and deliver, and perform under this Agreement and each other agreement and instrument to be executed and delivered by it pursuant hereto. Except as set forth on SCHEDULE 2.1, there are no states or jurisdictions in which the character and location of any of the properties owned or leased by eDiets, or the conduct of the eDiets Business makes it necessary for eDiets to qualify to do business as a foreign corporation. True and complete copies of the Certificate of Incorporation of eDiets and all amendments thereof, and of the By-Laws of eDiets, as amended to date, have heretofore been furnished to Olas. eDiets' minute books contain complete and accurate records of all meetings and other corporate actions of eDiets' stockholders and Board of Directors (including committees of its Board of Directors).

2.2. CAPITALIZATION. (a) As of the date of this Agreement, the authorized capital stock of eDiets consists of: 10,000,000 shares of common stock, par value $.001 per share (the "eDiets Common Stock"), of which 6,215,733 shares of eDiets Common Stock are issued and outstanding and options to purchase 784,267 shares of eDiets Common Stocks are issued and outstanding. All of the eDiets Common Stock is duly authorized, validly issued, fully paid and nonassessable.
SCHEDULE 2.2 sets forth a true and complete list of the current holders of all outstanding shares of eDiets Common Stock, and the current holders of all outstanding options and warrants issued by eDiets, which shares, options and warrants are held by them in the amounts set forth on SCHEDULE 2.2 and the amounts which will be held by them as immediately prior to the Effective Date. Except as contemplated by the Merger and except as set forth on SCHEDULE 2.2, there are no other options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of eDiets or obligating eDiets to issue or sell any shares of capital stock of or other equity interests in eDiets. There is no personal liability, and there are no preemptive rights with regard to the capital stock of eDiets, and no right-of-first refusal or similar catch-up rights with regard to such capital stock. Except as set forth on SCHEDULE 2.2 and except for the transactions contemplated by this Agreement, there are no outstanding contractual obligations or other commitments or arrangements of eDiets to (A) repurchase, redeem or otherwise acquire any shares of eDiets Common Stock (or any interest therein) or
(B) to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity, or (C) issue or distribute to any person any eDiets Common Stock, or (D) issue or distribute to holders of any of the eDiets Common Stock any evidences of indebtedness or assets of eDiets. All of the outstanding securities of eDiets have been issued and sold by eDiets in full compliance with applicable federal and state securities laws.

2.3. OWNERSHIP OF EDIETS COMMON STOCK. The Shareholder has good and marketable title to all of the issued and outstanding shares of eDiets Common Stock, free and clear of any and all liens, adverse claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever ("eDiets Liens"), and on the Closing Date (as defined in Paragraph 7 hereof) will own all of the eDiets Common Stock, free and clear of any and all eDiets Liens, including, but not limited to, any claims by any present or former shareholders of eDiets.

2.4. INTERESTS IN OTHER ENTITIES.

                    (a) eDiets does not have any direct or indirect subsidiaries or own, directly or indirectly, of record or beneficially, shares of voting or other equity securities in any other corporation.

                    (b) The Shareholder does not: (i) own, directly or indirectly, of record or beneficially, any shares of voting stock or other equity securities of any other corporation engaged in the same or similar business to that business engaged in by eDiets at the Effective Date (other than not more than one percent (1%) of the publicly-traded capital stock of corporations engaged in such business held solely for investment purposes); (ii) have any ownership interest, direct or indirect, of record or beneficially, in any unincorporated entity engaged in the same or similar business to that business engaged in by eDiets at the Effective Date; or (iii) have any obligation, direct or indirect, present or contingent, (A) to purchase or subscribe for any interest in, advance or loan monies to, or in any way make investments in, any other person or entity engaged in the same or similar business to that business engaged in by eDiets at the Effective Date, or (B) to share any profits or capital investments or both from a entity engaged in the same or similar business to that business engaged in by eDiets at the Effective Date.

2.5. AUTHORITY. The execution and delivery by eDiets of this Agreement and of all of the agreements to be executed and delivered by eDiets pursuant hereto (collectively, the "eDiets Documents"), the performance by eDiets of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of eDiets (including, but not limited to, the unanimous consents of the Board of Directors of eDiets and of the Shareholder) and eDiets has all necessary corporate power and corporate authority with respect thereto. The Shareholder is an individual having all necessary capacity, power and authority to execute and deliver this Agreement and such other agreements to be executed and delivered by him pursuant hereto (collectively, the "Shareholder Documents") and to consummate the transactions contemplated hereby and thereby. This Agreement is, and when executed and delivered by eDiets and the Shareholder, each of the other agreements to be delivered by either or both of them pursuant hereto will be, the valid and binding obligations of eDiets and the Shareholder, to the extent that it or he is a party thereto, in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies.

2.6. NONCONTRAVENTION. Except as set forth on SCHEDULE 2.6, neither the execution and delivery by eDiets or the Shareholder of this Agreement or of any other eDiets Documents or Shareholder Documents to be executed and delivered by either or both of them, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by either or both of them of any of their respective obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would) (a) conflict with or result in a breach of any provision of the Certificate of Incorporation, By-Laws or other constituent documents of eDiets, each as amended to date, or (b) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to any of them, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which either or both of them is a party or by which either or both of them or any of their respective assets may be bound, or require any consent, approval or notice under the terms of any such document or instrument, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to either or both of them, or (d) result in the creation or imposition of any lien, adverse claim, restriction, charge or encumbrance upon any of the assets of eDiets (the "eDiets Assets") or the eDiets Common Stock, or (e) interfere with or otherwise adversely affect the ability of eDiets to carry on the eDiets Business after the Effective Date on substantially the same basis as is now conducted by eDiets.

2.7. FINANCIAL STATEMENTS. eDiets has heretofore delivered to each of Olas and Subsidiary (a) its financial statements consisting of the audited balance sheets at December 31, 1998 and 1997, and the related statements of income, stockholders' equity and cash flows for the two years then ended, which have been audited by Ernst & Young, LLP, independent certified public accountants, and (b) its unaudited balance sheet at June 30, 1999 (the "eDiets Balance Sheet") statements of income, stockholders' equity and cash flows for the six
(6)
months ended June 30, 1999 (collectively, the "eDiets Financial Statements"). The eDiets Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") and Regulation S-X, consistently applied, and present fairly the financial position of eDiets as at the dates thereof and the results of operations for the periods indicated. The books and records of eDiets are complete and correct in all material respects, have been maintained in all material respects in accordance with good business practices, and accurately reflect the basis for the financial condition, results of operations and cash flow of eDiets as set forth in the eDiets Financial Statements.

2.8. ABSENCE OF UNDISCLOSED LIABILITIES. eDiets has no liabilities or obligations of any nature whatsoever, whether accrued, matured, unmatured, absolute, contingent, direct or indirect or otherwise, which have not been (a) in the case of liabilities and obligations of a type customarily reflected on a corporate balance sheet, prepared in accordance with GAAP and set forth on the eDiets Balance Sheet, or (b) incurred in the ordinary course of business since June 30, 1999, or (c) in the case of other types of liabilities and obligations, described in SCHEDULE 2.8, or (d) incurred, consistent with past practice, in the ordinary course of business of eDiets (in the case of liabilities and obligations of the type referred to in clause (a) above).

2.9. GUARANTIES. SCHEDULE 2.9 hereto is a complete and accurate list and summary description of all written guaranties currently in effect heretofore issued by the Shareholder to any bank or other lender in connection with any credit facilities extended by such creditors to eDiets or issued by the Shareholder in connection with any other contracts or agreements for the benefit of eDiets, including the name of such creditor and the amount of the indebtedness, together with any interest and fees currently owing and expected to be outstanding as of the Effective Date.

2.10. ACCOUNTS AND NOTES RECEIVABLE/INVENTORIES.
                    (a) The accounts receivable which are reflected on the eDiets Balance Sheet are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, less the respective amount of the allowances for doubtful accounts and notes receivable, if any, reflected thereon, and are not subject to any offsets. The accounts and notes receivable of eDiets which were added after June 30, 1999, are good and collectible in the ordinary course of business, less the amount of the allowance(s) for doubtful accounts and notes receivable, if any, reflected on the books and records of eDiets (which allowances were established on a basis consistent with prior practice), and are not subject to any offsets.

                    (b) The inventories reflected on the eDiets Balance Sheet consist of items of a quality and quantity usable or saleable in the ordinary course of business, except for obsolete materials, slow-moving items, materials of below standard quality and not readily marketable items, all of which have been (i) written down to net realizable value or (ii) adequately reserved against on the books and records of eDiets. All inventories are stated at the lower of cost or market.

2.11. ABSENCE OF CHANGES. Except as set forth in SCHEDULE 2.11, since June 30, 1999, there have not been (a) any material adverse change (other than as is normal in the ordinary course of business) in the condition (financial or otherwise), assets, liabilities, business, prospects, results of operations or cash flows of eDiets (including, without limitation, any such adverse change resulting from damage, destruction or other casualty loss, whether or not covered by insurance), (b) any waivers by eDiets of any right, or cancellation of any debt or claim, of substantial value, (c) any declarations, set asides or payments of any dividend or other distributions or payments in respect of the eDiets Common Stock, or (d) any changes in the accounting principles or methods which are utilized by eDiets.

2.12. LITIGATION. Except as set forth in SCHEDULE 2.12, there are no claims, suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending or to the actual knowledge of eDiets or the Shareholder threatened, against or relating to eDiets or the Shareholder, the transactions contemplated hereby or any of the eDiets Assets. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to eDiets, this Agreement, the transactions contemplated, the eDiets Business or any of the eDiets Assets, the effect of which is (a) to limit, restrict, regulate, enjoin or prohibit any business practice of eDiets in any area, or the acquisition by eDiets of any properties, assets or businesses, or
(b) otherwise have a material adverse effect to the eDiets Business, any of the eDiets Assets or eDiets Common Stock.

2.13. NO VIOLATION OF LAW. Neither eDiets nor the Shareholder have actual knowledge that eDiets is engaging in any activity or omitting to take any action as a result of which it is in violation of any law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to eDiets, the eDiets Business or any of the eDiets Assets, including, but not limited to, those relating to: occupational safety and health matters; issues of environmental and ecological protection (E.G., the use, storage, handling, transport or disposal of pollutants, contaminants or hazardous or toxic materials or wastes, and the exposure of persons thereto); business practices and operations; labor practices; employee benefits; and zoning and other land use laws and regulations.

2.14. TITLE TO ASSETS AND PROPERTIES. eDiets has good and marketable title to all of the eDiets Assets free and clear of all liens. All properties, structures and equipment which are utilized in the eDiets Business, or are material to the condition (financial or otherwise) of eDiets are owned or leased by eDiets, are free and clear of all eDiets Liens, and are in good operating condition and repair (ordinary wear and tear excepted), and are adequate and suitable for the purposes for which they are used. SCHEDULE 2.14 sets forth all (a) real property which is owned, leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by eDiets, or which is subject to a title retention or conditional sales agreement or other security device, and (b) tangible personal property which is owned, leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by eDiets.

2.15. INTANGIBLES/INVENTIONS. SCHEDULE 2.15 identifies (by a summary description) the eDiets Intangibles (as defined below) the ownership thereof and, if applicable, eDiets' authority for use of the same, which Schedule is complete and correct and encompasses: (A) all United States and foreign patents, trademark and trade name registrations, trademarks and trade names, brandmarks and brand name registrations, servicemarks and servicemark registrations, assumed names and copyrights and copyright registrations (collectively, the "eDiets Marks"), owned in whole or in part or used by eDiets, and all applications therefor, (B) all domain names, fictitious and d.b.a names, proprietary "800" and "888" prefix phone numbers, internet URLS and other similar identifier and proprietary rights owned or used by eDiets (collectively the "eDiets Internet Intangibles"), (C) all inventions, discoveries, improvements, processes, formulae, technology, know-how, processes and other intellectual property, proprietary rights and trade secrets relating to the eDiets Business (collectively, the "eDiets Inventions") and (D) all licenses and other agreements to which eDiets is a party or otherwise bound which relate to any of the eDiets Intangibles or the eDiets Inventions or eDiets' use thereof in connection with the eDiets Business (collectively, the "eDiets Licenses", and together with the eDiets Marks, the eDiets Internet Intangibles and the eDiets Inventions, the "eDiets Intangibles"). No violations in any material respect of the terms of any of the aforesaid licenses and/or agreements have occurred. Except as disclosed on SCHEDULE 2.15, (A) eDiets owns or is authorized to use in connection with the eDiets Business all of the Intangibles; (B) no proceedings have been instituted, are pending or to the actual knowledge of eDiets and the Shareholder are threatened which challenge the rights of eDiets with respect to the eDiets Intangibles or its use thereof in connection with the eDiets Business and/or the eDiets Assets or the validity thereof and, there is no valid basis for any such proceedings; (C) based on the actual knowledge of eDiets and the Shareholder, neither eDiets' ownership of the eDiets Intangibles nor their use thereof in connection with the eDiets Business and/or the eDiets Assets violates any laws, statutes, ordinances or regulations, or has at any time infringed upon or violated any rights of others, or is being infringed by others; (D) none of the Intangibles, or eDiets' use thereof in connection with the eDiets Business and/or the eDiets Assets is subject to any outstanding order, decree, judgment, stipulation or any lien, security interest or other encumbrance; and (E) eDiets has not granted any license to third parties with regard to the eDiets Intangibles.

2.16. SYSTEMS AND SOFTWARE. eDiets owns or has the right to use pursuant to lease, license, sublicense, agreement, or permission all computer hardware, software and information systems necessary for the operation of the businesses of eDiets as presently conducted (collectively, "eDiets Systems"). Each eDiets System owned or used by eDiets immediately prior to the Effective Date will be owned or available for use by eDiets on identical terms and conditions immediately subsequent to the Effective Date. With respect to each eDiets System owned by a third party and used by eDiets pursuant to lease, license, sublicense, agreement or permission: (a) the lease, license, sublicense, agreement or permission covering the eDiets System is legal, valid, binding, enforceable, and in full force and effect; (b) the lease, license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Effective Date;
(c) no party to any such lease, license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, and permit termination, modification or acceleration thereunder; (d) no party to any such lease, license, sublicense, agreement or permission has repudiated any provision thereof; (e) eDiets has not granted any sublicense, sublease or similar right with respect to any such lease, license, sublicense, agreement or permission; (f) eDiets' use and continued use of such eDiets Systems does not and will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any intellectual property rights of third parties as a result of the continued operation of the eDiets Business.

2.17. TAX MATTERS.

                    (a) eDiets has filed with the appropriate governmental agencies all tax returns and reports required to be filed by it, and has paid in full or contested in good faith or made adequate provision for the payment of, Taxes (as defined herein) shown to be due or claimed to be due on such tax returns and reports. The provisions for Taxes which are set forth on the eDiets Balance Sheet are adequate for all accrued and unpaid taxes of eDiets as of June 30, 1999, whether (i) incurred in respect of or measured by income of eDiets for any periods prior to the close of business on that date, or (ii) arising out of transactions entered into, or any state of facts existing, on or prior to such date. eDiets has duly withheld all payroll taxes, FICA and other federal, state and local taxes and other items requiring to be withheld by it from employer wages, and has duly deposited the same in trust for or paid over to the proper taxing authorities. eDiets has not executed or filed with any taxing authority any agreement extending the periods for the assessment or collection of any Taxes, and is not a party to any pending or threatened action or proceeding by any governmental authority for the assessment or collection of Taxes. Within the past three years, the United States federal income tax returns of eDiets have not been examined by the Internal Revenue Service (the "IRS"), nor has any states' taxing authority examined any merchandize, personal property, sales or use tax returns of eDiets.

                    (b) eDiets (i) has not agreed to or been required to make any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) has no knowledge that the IRS or any other taxing authority has proposed any such adjustment or change in accounting method, and
(iii) has no application pending with any governmental authority requesting permission for any change in accounting method.

                    (c) As used herein, the term "Taxes" means all federal, state, county, local and other taxes and governmental assessments, including but not limited to income taxes, estimated taxes, withholding taxes, excise taxes, ad valorem taxes, payroll related taxes (including but not limited to premiums for worker's compensation insurance and statutory disability insurance), employment taxes, franchise taxes and import duties, together with any related liabilities, penalties, fines, additions to tax or interest.

2.18. INSURANCE. SCHEDULE 2.18 is a complete and correct list and summary description of all contracts and policies of insurance relating to any of the eDiets Assets, the eDiets Business or the Shareholder in which eDiets is an insured party, beneficiary or loss payable payee. Such policies are in full force and effect, all premiums due and payable with respect thereto have been paid, and no notice of cancellation or termination has been received by eDiets with respect to any such policy.

2.19. BANKS; POWERS OF ATTORNEY. SCHEDULE 2.19 is a complete and correct list showing (a) the names of each bank in which eDiets has an account or safe deposit box and the names of all persons authorized to draw thereon or who have access thereto, and (b) the names of all persons, if any, holding powers of attorney from eDiets.

2.20. EMPLOYEE ARRANGEMENTS. SCHEDULE 2.20 is a complete and correct list and summary description of all (a) union, collective bargaining, employment, management, termination and consulting agreements to which eDiets is a party or otherwise bound, and (b) compensation plans and arrangements; bonus and incentive plans and arrangements; deferred compensation plans and arrangements; pension and retirement plans and arrangements; profit- sharing and thrift plans and arrangements; stock purchase and stock option plans and arrangements; hospitalization and other life, health or disability insurance or reimbursement programs; holiday, sick leave, severance, vacation, tuition reimbursement, personal loan and product purchase discount policies and arrangements; and other plans or arrangements providing for benefits for employees of eDiets. Said Schedule also lists the names and compensation of all employees of eDiets whose earnings during the last fiscal year were $[50,000] or more (including bonuses and other incentive compensation), and all employees who are expected to receive at least said amount in respect of the current fiscal year.

2.21. ERISA. Except as listed on SCHEDULE 2.21 eDiets neither maintains nor is obligated to contribute to an "employee pension benefit plan" as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or "welfare benefit plan", as such term is defined in
Section 3(1) of ERISA.

2.22. ENVIRONMENTAL MATTERS. eDiets has obtained and is in compliance with the terms and conditions of all required permits, licenses, registrations and other authorizations required under Environmental Laws (as hereinafter defined). No asbestos in a friable condition, equipment containing polychlorinated biphenyls, leaking underground or above-ground storage tanks are contained in or located at any facility currently, or was contained or located at any facility previously owned, leased or controlled by eDiets or any of its subsidiaries. eDiets has not released, discharged or disposed of on, under or about any facility currently or previously owned, leased or controlled by eDiets or any subsidiary of eDiets heretofore in existence, any Hazardous Substance (as hereinafter defined), and no third party has released, discharged or disposed of on, under or about any facility currently or previously owned, leased or controlled by eDiets, any Hazardous Substances (as hereinafter defined). eDiets is in compliance with all applicable Environmental Laws. eDiets has fully disclosed to Olas all past and present noncompliance with, or liability under, Environmental Laws, and all past discharges, emissions, leaks, releases or disposals by it of any substance or waste regulated under or defined by Environmental Laws that have formed or could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws. eDiets has not received notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans of eDiets that have resulted in or threaten to result in any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation under, any applicable Environmental Laws. For purposes of this section 2.22, (a) "Environmental Laws": mean applicable federal, state, local and foreign laws, regulations and codes relating in any respect to pollution or protection of the environment and (b) "Hazardous Substances" means any toxic, caustic or otherwise dangerous substance (whether or not regulated under federal, state or local environmental statutes, rules, ordinances, or orders), including (i) "hazardous substance" as defined in 42 U.S.C. Section 9601, and
(ii) petroleum products, derivatives, byproducts and other hydrocarbons.

2.23. CERTAIN BUSINESS MATTERS. Except as is set forth in SCHEDULE 2.23, (a) eDiets is not a party to or bound by any publishing, distributorship, dealership, sales agency, franchise or similar agreement which relates to the sale or distribution of any of the products and services of the eDiets Business,
(b) except to the extent that iVillage, Inc. and America Online, Inc. may be considered unique suppliers, eDiets has no sole-source supplier of significant goods or services (other than utilities) with respect to which practical alternative sources are not available on comparable terms and conditions, (c) there are no pending or threatened labor negotiations, work stoppages or work slowdowns involving or affecting the eDiets Business, and no union representation questions exist, and there are no organizing activities, in respect of any of the employees of eDiets, (d) the product and service warranties given by eDiets or by which it is bound (complete and correct copies or descriptions of which have heretofore been delivered by eDiets to Olas) entail no greater obligations than are customary in the eDiets Business, (e) neither eDiets nor the Shareholder is a party to or bound by any agreement which limits its or his, as the case may be, freedom to compete in any line of business or with any person, or which is otherwise materially burdensome to eDiets or the Shareholder, and (f) except for the license agreement with the Shareholder set forth in SCHEDULE 2.23, eDiets is not a party to or bound by any agreement in which any officer, director or shareholder of eDiets (or any affiliate of any such person) has, or had when made, a direct or indirect material interest.

2.24. CERTAIN CONTRACTS. SCHEDULE 2.24 is a complete and correct list of all material contracts, commitments, obligations and understandings which are not set forth in any other Schedule delivered hereunder and to which eDiets is a party or otherwise bound, except for (a) purchase orders from vendors or customers and (b) each of those which (i) were made in the ordinary course of business and (ii) either (A) are terminable by eDiets (and will be terminable by eDiets) without liability, expense or other obligation on 30 days' notice or less, or (B) may be anticipated to involve aggregate payments to or by eDiets of $5,000 (or the equivalent) or less calculated over the full term thereof, and (C) are not otherwise material to the eDiets Business. Complete and correct copies of all contracts, commitments, obligations and undertakings set forth on any of the Schedules delivered pursuant to this Agreement have been furnished by eDiets to Olas. Except as expressly stated on any of such Schedules, (1) each of the agreements listed on SCHEDULE 2.24 is in full force and effect, no person or entity which is a party thereto or otherwise bound thereby is in material default thereunder, and no event, occurrence, condition or act exists which does (or which with the giving of notice or the lapse of time or both would) give rise to a material default or right of cancellation, acceleration or loss of contractual benefits thereunder; (2) there has been no threatened cancellations thereof, and there are no outstanding disputes thereunder; and (3) none of them is materially burdensome to eDiets.

2.25. SUPPLIERS. SCHEDULE 2.25 sets forth a complete and correct list, as of the date hereof, of the 10 largest suppliers of the eDiets Business and the amount of goods and services purchased from each such supplier. Except as set forth in
SCHEDULE 2.25, there are no (i) threatened cancellations by the aforesaid suppliers with respect to the eDiets Business, (ii) outstanding disputes by such suppliers with eDiets and the eDiets Business, or (iii) any adverse changes in the business relationship between the eDiets Business and any such supplier. The aforesaid suppliers will continue their respective relationships with the eDiets Business after the Closing Date on substantially the same basis as now exists.

2.26. APPROVALS/CONSENTS. Except as set forth on SCHEDULE 2.26, eDiets currently holds all governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises which are necessary for the operation of the eDiets Business, all of which are in full force and effect.
SCHEDULE 2.26 is a complete and correct list of all such governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises. No material violations of the terms thereof have heretofore occurred or are known by the Shareholder to exist as of the date of this Agreement.

2.27. INFORMATION AS TO EDIETS. None of the representations or warranties made by eDiets or the Shareholder in this Agreement is, or contained in any of the eDiets Documents or the Shareholder Documents to be executed and delivered hereto will be, false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein contained not misleading.

2.28. SECURITIES ACT REPRESENTATION. The Shareholder is acquiring the Olas Common Stock solely for investment purposes, with no intention of distributing or reselling any such stock or any interest therein. The Shareholder is aware that, except as set forth in section 5.15 hereof, the Olas Common Stock will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and that neither the Olas Common Stock nor any interest therein may be sold, pledged, or otherwise transferred unless the Olas Common Stock is registered under the Securities Act or qualifies for an exemption under the Securities Act.

3. REPRESENTATIONS AND WARRANTIES AS TO OLAS AND SUBSIDIARY. Olas and Subsidiary, jointly and severally, represent and warrant to eDiets and the Shareholder as follows:

3.1. ORGANIZATION, STANDING AND POWER. Each of Olas and Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and corporate authority to
(i) own, lease and operate its properties, (ii) carry on its business as currently conducted by it and (iii) execute and deliver, and perform under this Agreement and each other agreement and instrument to be executed and delivered by it pursuant hereto. Except as set forth on SCHEDULE 3.1, there are no states or jurisdictions in which the character and location of any of the respective properties owned or leased by either of Olas or Subsidiary or the conduct of the Olas Business make it necessary for either Olas or Subsidiary to qualify to do business as a foreign corporation. True and complete copies of the respective Certificates of Incorporation and By-Laws, each as amended to date, of Olas and Subsidiary have heretofore been furnished to eDiets. Each of Olas' and Subsidiary's respective minute books contain complete and accurate records of all meetings and other corporate actions of their respective stockholders and Board of Directors (including committees of their respective Board of Directors).

3.2. CAPITALIZATION.

                    (a) As of the date of this Agreement, the authorized capital stock of Olas consists of 10,000,000 shares of Class A Stock 10,000,000 shares of Olas Class B common stock, $.01 par value ("Class B Stock") and 5,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"). As of the date hereof, (i) 7,131,095 shares of Class A Stock are issued and outstanding and 808,796 shares of Class B Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and no shares of Preferred Stock are issued and outstanding. As of the Effective Date, the authorized capital stock of Olas will consist of 20,000,000 shares of Olas Common Stock, $.001 par value, of which 1,050,000 shares will be issued and outstanding and all of which shall be duly authorized, validly issued, fully paid and nonassessable and 1,000,000 shares of Preferred Stock, none of which shall be outstanding.

                    (b) The outstanding shares of capital stock of each of the subsidiaries of Olas, including the Subsidiary, are duly authorized, validly issued, fully paid and nonassessable, and, except as set forth on SCHEDULE 3.2, such shares are owned by Olas, directly or indirectly, free and clear of all security interests, liens, adverse claims, pledges, agreements, limitations on Olas's voting rights, charges and other encumbrances of any nature whatsoever. Except as noted on SCHEDULE 3.2, there are no options, warrants or similar right outstanding with respect to shares of capital stock of any subsidiary.

3.3. INTERESTS IN OTHER ENTITIES.

                    SCHEDULE 3.3 sets forth a true and complete list of all direct or indirect subsidiaries of Olas (other than Subsidiary) that are material to the financial condition of Olas and its subsidiaries, together with the jurisdiction of incorporation of each of such subsidiary and the percentage of each such subsidiary's outstanding capital stock owned by Olas or another of Olas' subsidiaries. Each of such subsidiaries are duly organized corporations, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation (as well as all applicable foreign jurisdictions necessary to its business operations) and have the requisite authority to own, operate or lease the properties that each purports to own, operate or lease and to carry on its business as it is now being conducted.

3.4. AUTHORITY. The execution and delivery by each of Olas and Subsidiary of this Agreement and of each agreement to be executed and delivered by either of them pursuant hereto (collectively, the "Olas Documents"), the performance by each of them of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of each of Olas and Subsidiary (including, but not limited to, the unanimous consents of the respective Board of Directors of Olas and of Subsidiary) and each of Olas and Subsidiary has all necessary corporate power and corporate authority with respect thereto. This Agreement is, and when executed and delivered by each of Olas and the Subsidiary and each of the other agreements to be delivered by either or both of them pursuant hereto will be, the valid and binding obligations of Olas or the Subsidiary, to the extent it is a party thereto, in accordance with the respective terms thereof, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies.

3.5. NONCONTRAVENTION. Except as set forth on SCHEDULE 3.5, neither the execution and delivery by Olas or Subsidiary of this Agreement or of any other Olas Documents to be executed and delivered by either or both of them, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by either or both of them of any of their respective obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would) (a) conflict with or result in a breach of any provision of the respective Certificate of Incorporation, By-Laws or other constituent documents of Olas or of Subsidiary, each as amended to date, or (b) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to either of them, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which either or both of them is a party or by which either or both of them or any of their respective assets may be bound, or require any consent, approval or notice under the terms of any such document or instrument, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to either or both of them, or (d) result in the creation or imposition of any lien, adverse claim, restriction, charge or encumbrance upon any of the assets of Olas or Subsidiary (collectively, the "Olas Assets") or the Class A Stock or the Class B Stock, or the Olas Common Stock or (e) interfere with or otherwise adversely affect the ability of Olas and Subsidiary to carry on their respective business after the Effective Date on substantially the same basis as is now conducted by them.

3.6. FINANCIAL STATEMENTS. Olas has heretofore delivered to eDiets (a) its consolidated financial statements consisting of the compiled consolidated balance sheets at December 31, 1998 and 1997, and the related statements of income, stockholders' equity and cash flows for the two years then ended and (b) its unaudited consolidated balance sheet at June 30, 1999 (the "Olas Balance Sheet") statements of income, stockholders' equity and cash flows for the six months ended June 30, 1999 (collectively, the "Olas Financial Statements"). The Olas Financial Statements were prepared in accordance with GAAP and Regulation S-X, consistently applied, and present fairly the financial position of Olas and its subsidiaries as at the dates thereof and the consolidated results of its operations for the periods indicated. The books and records of Olas and its subsidiaries are complete and correct in all material respects, have been maintained in accordance with good business practices, and in all material respects accurately reflect the basis for the financial condition, results of operations and cash flow of Olas and its subsidiaries, on a consolidated basis, as set forth in the Olas Financial Statements.

3.7. ABSENCE OF UNDISCLOSED LIABILITIES. Neither Olas nor Subsidiary has liabilities or obligations of any nature whatsoever, whether accrued, matured, unmatured, absolute, contingent, direct or indirect or otherwise, which have not been (a) in the case of liabilities and obligations of a type customarily reflected on a corporate balance sheet, prepared in accordance with GAAP and set forth on the Olas Balance Sheet, or (b) incurred in the ordinary course of business since June 30, 1999, or (c) in the case of other types of liabilities and obligations, described in SCHEDULE 3.7, or (d) incurred, consistent with past practice, in the ordinary course of business of Olas or its subsidiaries (in the case of liabilities and obligations of the type referred to in clause
(a) above).

3.8. GUARANTIES. SCHEDULE 3.8 hereto is a complete and accurate list and summary description of all written guaranties currently in effect heretofore issued by any bank or other lender in connection with any credit facilities extended by such creditors to Olas or Subsidiary or in connection with any other contracts or agreements for the benefit of Olas or Subsidiary, including the name of such creditor and the amount of the indebtedness, together with any interest and fees currently owing and expected to be outstanding as of the Effective Date.

3.9. ACCOUNTS AND NOTES RECEIVABLE/INVENTORIES.

                    (a) The accounts receivable which are reflected on the Olas Balance Sheet are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, less the respective amount of the allowances for doubtful accounts and notes receivable, if any, reflected thereon, and are not subject to any offsets. The accounts and notes receivable of Olas and Subsidiary which were added after June 30, 1999, are good and collectible in the ordinary course of business, less the amount of the allowance(s) for doubtful accounts and notes receivable, if any, reflected on the books and records of Olas and/or Subsidiary (which allowances were established on a basis consistent with prior practice), as the case may be, and are not subject to any offsets.

                    (b) The inventories reflected on the Olas Balance Sheet consist of items of a quality and quantity usable or saleable in the ordinary course of business, except for obsolete materials, slow-moving items, materials of below standard quality and not readily marketable items, all of which have been (i) written down to net realizable value or (ii) adequately reserved against on the books and records of Olas and/or Subsidiary, as the case may be. All inventories are stated at the lower of cost or market.

3.10. ABSENCE OF CHANGES. Except as set forth in SCHEDULE 3.10, since June 30, 1999, there have not been (a) any material adverse change (other than as is normal in the ordinary course of business) in the condition (financial or otherwise), assets, liabilities, business, prospects, results of operations or cash flows of Olas or Subsidiary (including, without limitation, any such adverse change resulting from damage, destruction or other casualty loss, whether or not covered by insurance), (b) any waivers by Olas or Subsidiary of any right, or cancellation of any debt or claim, of substantial value, (c) any declarations, set asides or payments of any dividend or other distributions or payments in respect of the Class A Stock or Class B Stock, or the Olas Common Stock or (d) any changes in the accounting principles or methods which are utilized by Olas or Subsidiary.

3.11. LITIGATION. Except as set forth in SCHEDULE 3.11, there are no claims, suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending or to the actual knowledge of Olas or the Subsidiary threatened, against or relating to Olas or Subsidiary, the transactions contemplated hereby or any of the Olas Assets. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to Olas, Subsidiary, this Agreement, the transactions contemplated, the business of or any of the Olas Assets, the effect of which is (a) to limit, restrict, regulate, enjoin or prohibit any business practice of Olas or Subsidiary in any area, or the acquisition by Olas or Subsidiary of any of its respective properties, the Olas Assets or the Olas Business, or (b) otherwise have a material adverse effect to the Olas Business, any of the Olas Assets or Class A Stock or Class B Stock.

3.12. NO VIOLATION OF LAW. Neither Olas, nor Subsidiary have actual knowledge that either Olas or Subsidiary is engaging in any activity or omitting to take any action as a result of which it is in violation of any law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to Olas or Subsidiary, the Olas Business or any of the Olas Assets, including, but not limited to, those relating to: occupational safety and health matters; issues of environmental and ecological protection (E.G., the use, storage, handling, transport or disposal of pollutants, contaminants or hazardous or toxic materials or wastes, and the exposure of persons thereto); business practices and operations; labor practices; employee benefits; and zoning and other land use laws and regulations.

3.13. TITLE TO ASSETS AND PROPERTIES. Each of Olas and Subsidiary has good and marketable title to all of their respective assets free and clear of all liens. All properties, structures and equipment which are utilized in the Olas Business, or are material to the condition (financial or otherwise) of Olas or Subsidiary are owned or leased by Olas and/or Subsidiary, as the case may be, are free and clear of all Olas Liens, and are in good operating condition and repair (ordinary wear and tear excepted), and are adequate and suitable for the purposes for which they are used. SCHEDULE 3.13 sets forth all (a) real property which is owned, leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by Olas or Subsidiary, or which is subject to a title retention or conditional sales agreement or other security device, and (b) tangible personal property which is owned, leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by Olas or Subsidiary.

3.14. INTANGIBLES/INVENTIONS. SCHEDULE 3.14 identifies (by a summary description) the Olas Intangibles (as defined below) the ownership thereof and, if applicable, Olas and/or Subsidiary's authority for use of the same, which
Schedule is complete and correct and encompasses: (A) all United States and foreign patents, trademark and trade name registrations, trademarks and trade names, brandmarks and brand name registrations, servicemarks and servicemark registrations, assumed names and copyrights and copyright registrations (collectively, the "Olas Marks"), owned in whole or in part or used by Olas or Subsidiary, and all applications therefor, (B) all domain names, fictitious and d.b.a names, proprietary "800" and "888" prefix phone numbers, internet URLS and other similar identifier and proprietary rights owned or used by Olas or Subsidiary (collectively the "Olas Internet Intangibles"), (C) all inventions, discoveries, improvements, processes, formulae, technology, know-how, processes and other intellectual property, proprietary rights and trade secrets relating to the Olas Business (collectively, the "Olas Inventions") and (D) all licenses and other agreements to which Olas or Subsidiary is a party or otherwise bound which relate to any of the Olas Intangibles or the Olas Inventions or Olas' and/or Subsidiary's use thereof in connection with the Olas Business (collectively, the "Olas Licenses, and together with the Olas Marks, the Olas Internet Intangibles and the Olas Inventions, the "Olas Intangibles"). No violations in any material respect of the terms of any of the aforesaid licenses and/or agreements have occurred. Except as disclosed on SCHEDULE 3.14, (A) Olas and/or Subsidiary, as the case may be, owns or is authorized to use in connection with the Olas Business all of the Olas Intangibles; (B) no proceedings have been instituted, are pending or to the actual knowledge of Olas or Subsidiary are threatened which challenge the rights of Olas or Subsidiary with respect to the Olas Intangibles or their use thereof in connection with the Olas Business and/or the Olas Assets or the validity thereof and, there is no valid basis for any such proceedings; (C) neither Olas nor Subsidiary's ownership of the Olas Intangibles nor their use thereof in connection with the Olas Business and/or the Olas

Assets violates any laws, statutes, ordinances or regulations, or, based upon the actual knowledge of Olas and Subsidiary, has at any time infringed upon or violated any rights of others, or is being infringed by others; (D) none of the Olas Intangibles, or Olas' or Subsidiary's use thereof in connection with the Olas Business and/or the Olas Assets is subject to any outstanding order, decree, judgment, stipulation or any lien, security interest or other encumbrance; and (E) neither Olas nor Subsidiary has granted any license to third parties with regard to the Olas Intangibles.

3.15. SYSTEMS AND SOFTWARE. Each of Olas and Subsidiary own or has the right to use pursuant to lease, license, sublicense, agreement, or permission all computer hardware, software and information systems necessary for the operation of the Olas Business as presently conducted (collectively, "Olas Systems"). Each Olas System owned or used by Olas and/or Subsidiary immediately prior to the Effective Date will be owned or available for use by Olas and/or Subsidiary on identical terms and conditions immediately subsequent to the Effective Date. With respect to each Olas System owned by a third party and used by Olas or Subsidiary pursuant to lease, license, sublicense, agreement or permission: (a) the lease, license, sublicense, agreement or permission covering the Olas System is legal, valid, binding, enforceable, and in full force and effect; (b) the lease, license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Effective Date; (c) no party to any such lease, license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, and permit termination, modification or acceleration thereunder; (d) no party to any such lease, license, sublicense, agreement or permission has repudiated any provision thereof; (e) neither Olas nor Subsidiary has granted any sublicense, sublease or similar right with respect to any such lease, license, sublicense, agreement or permission; (f) Olas and/or Subsidiaries use and continued use of such Olas Systems does not and will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any intellectual property rights of third parties as a result of the continued operation of the Olas Business.

3.16. TAX MATTERS.

                    (a) Each of Olas and Subsidiary has filed with the appropriate governmental agencies all tax returns and reports required to be filed by them, and has paid in full or contested in good faith or made adequate provision for the payment of, Taxes shown to be due or claimed to be due on such tax returns and reports. The provisions for Taxes which are set forth on the Olas Balance Sheet are adequate for all accrued and unpaid taxes of Olas and its subsidiaries as of June 30, 1999, whether (i) incurred in respect of or measured by income of Olas and its subsidiaries for any periods prior to the close of business on that date, or (ii) arising out of transactions entered into, or any state of facts existing, on or prior to such date. Each of Olas and Subsidiary has duly withheld all payroll taxes, FICA and other federal, state and local taxes and other items requiring to be withheld by them from employer wages, and has duly deposited the same in trust for or paid over to the proper taxing authorities. Neither Olas nor Subsidiary has executed or filed with any taxing authority any agreement extending the periods for the assessment or collection of any Taxes, and is not a party to any pending or threatened, action or proceeding by any governmental authority for the assessment or collection of Taxes. Within the past three years, the United States federal income tax returns of Olas have not been examined by IRS, nor has any states' taxing authority examined any merchandize, personal property, sales or use tax returns of Olas.

                    (b) Neither Olas nor Subsidiary (i) has agreed to or been required to make any adjustment pursuant to Section 481(a) of the Code, (ii) has knowledge that the IRS or any other taxing authority has proposed any such adjustment or change in accounting method, and (iii) has an application pending with any governmental authority requesting permission for any change in accounting method.

3.17. INSURANCE. SCHEDULE 3.17 is a complete and correct list and summary description of all contracts and policies of insurance relating to Olas, Subsidiary, any of the Olas Assets or the Olas Business in which Olas or Subsidiary is an insured party, beneficiary or loss payable payee. Such policies are in full force and effect, all premiums due and payable with respect thereto have been paid, and no notice of cancellation or termination has been received by Olas or Subsidiary with respect to any such policy.

3.18. BANKS; POWERS OF ATTORNEY. SCHEDULE 3.18 is a complete and correct list showing (a) the names of each bank in which Olas or Subsidiary has an account or safe deposit box and the names of all persons authorized to draw thereon or who have access thereto, and (b) the names of all persons, if any, holding powers of attorney from Olas and Subsidiary.

3.19. EMPLOYEE ARRANGEMENTS. SCHEDULE 3.19 is a complete and correct list and summary description of all (a) union, collective bargaining, employment, management, termination and consulting agreements to which Olas and/or Subsidiary is a party or otherwise bound, and (b) compensation plans and arrangements; bonus and incentive plans and arrangements; deferred compensation plans and arrangements; pension and retirement plans and arrangements; profit-sharing and thrift plans and arrangements; stock purchase and stock option plans and arrangements; hospitalization and other life, health or disability insurance or reimbursement programs; holiday, sick leave, severance, vacation, tuition reimbursement, personal loan and product purchase discount policies and arrangements; and other plans or arrangements providing for benefits for employees of Olas and/or Subsidiary. Said Schedule also lists the names and compensation of all employees of Olas and/or Subsidiary whose earnings during the last fiscal year were $[50,000] or more (including bonuses and other incentive compensation), and all employees who are expected to receive at least said amount in respect of the current fiscal year.

3.20. ERISA. Except as listed on SCHEDULE 3.20, Neither Olas nor Subsidiary maintains nor is obligated to contribute to an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA, or "welfare benefit plan", as such term is defined in Section 3(1) of ERISA.

3.21. ENVIRONMENTAL MATTERS. Each of Olas and Subsidiary has obtained and is in compliance with the terms and conditions of all required permits, licenses, registrations and other authorizations required under Environmental Laws. No asbestos in a friable condition, equipment containing polychlorinated biphenyls, leaking underground or above-ground storage tanks are contained in or located at any facility currently, or was contained or located at any facility previously owned, leased or controlled by Olas or any of its subsidiaries. Neither Olas nor Subsidiary has released, discharged or disposed of on, under or about any facility currently or previously owned, leased or controlled by Olas or any subsidiary of Olas heretofore in existence, any Hazardous Substance, and no third party has released, discharged or disposed of on, under or about any facility currently or previously owned, leased or controlled by Olas or Subsidiary, any Hazardous Substances. Each of Olas and Subsidiary is in compliance with all applicable Environmental Laws. Each of Olas and Subsidiary has fully disclosed to eDiets all past and present noncompliance with, or liability under, Environmental Laws, and all past discharges, emissions, leaks, releases or disposals by them of any substance or waste regulated under or defined by Environmental Laws that have formed or could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws. Neither Olas nor Subsidiary has received notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans of Olas or Subsidiary that have resulted in or threaten to result in any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation under, any applicable Environmental Laws.

3.22. CERTAIN BUSINESS MATTERS. Except as is set forth in SCHEDULE 3.22, (a) neither Olas nor Subsidiary is a party to or bound by any publishing, distributorship, dealership, sales agency, franchise or similar agreement which relates to the sale or distribution of any of the products and services of the Olas Business, (b) neither Olas nor Subsidiary has a sole-source supplier of significant goods or services (other than utilities) with respect to which practical alternative sources are not available on comparable terms and conditions, (c) there are no pending or threatened labor negotiations, work stoppages or work slowdowns involving or affecting the Olas Business, and no union representation questions exist, and there are no organizing activities, in respect of any of the employees of Olas or Subsidiary, (d) the product and service warranties given by Olas or Subsidiary or by which either of them is bound (complete and correct copies or descriptions of which have heretofore been delivered by Olas to eDiets) entail no greater obligations than are customary in the Olas Business,
(e) neither Olas nor Subsidiary is a party to or bound by any agreement which limits its or his, as the case may be, freedom to compete in any line of business or with any person, or which is otherwise materially burdensome to Olas or Subsidiary, and (f) neither Olas nor Subsidiary is a party to or bound by any agreement in which any officer, director or shareholder of Olas or Subsidiary (or any affiliate of any such person) has, or had when made, a direct or indirect material interest.

3.23. CERTAIN CONTRACTS. SCHEDULE 3.23 is a complete and correct list of all material contracts, commitments, obligations and understandings which are not set forth in any other Schedule delivered hereunder and to which Olas and/or Subsidiary is a party or otherwise bound, except for (a) purchase orders from vendors or customers and (b) each of those which (i) were made in the ordinary course of business and (ii) either (A) are terminable by Olas and/or Subsidiary, as the case may be (and will be terminable by Olas and/or Subsidiary, as the case may be) without liability, expense or other obligation on thirty (30) days' notice or less, or (B) may be anticipated to involve aggregate payments to or by Olas and/or Subsidiary of $5,000 (or the equivalent) or less calculated over the full term thereof, and (C) are not otherwise material to the Olas Business. Complete and correct copies of all contracts, commitments, obligations and undertakings set forth on any of the Schedules delivered pursuant to this Agreement have been furnished by Olas to eDiets. Except as expressly stated on any of such Schedules, (1) each of the agreements listed on SCHEDULE 3.23 is in full force and effect, no person or entity which is a party thereto or otherwise bound thereby is in material default thereunder, and no event, occurrence, condition or act exists which does (or which with the giving of notice or the lapse of time or both would) give rise to a material default or right of cancellation, acceleration or loss of contractual benefits thereunder; (2) there has been no threatened cancellations thereof, and there are no outstanding disputes thereunder; and (3) none of them is materially burdensome to Olas or Subsidiary.

3.24. SUPPLIERS. SCHEDULE 3.24 sets forth a complete and correct list, as of the date hereof, of the 10 largest suppliers of the Olas Business and the amount of goods and services purchased from each such supplier. There are no (i) threatened cancellations by the aforesaid suppliers with respect to the Olas Business, (ii) outstanding disputes by such suppliers with Olas, Subsidiary and the Olas Business, or (iii) any adverse changes in the business relationship between the Olas Business and any such supplier. The aforesaid suppliers will continue their respective relationships with the Olas Business after the Closing Date on substantially the same basis as now exists.

3.25. APPROVALS/CONSENTS. Except as set forth on SCHEDULE 3.25, each of Olas and Subsidiary currently holds all governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises which are necessary for the operation of the Olas Business, all of which are in full force and effect. SCHEDULE 3.25 is a complete and correct list of all such governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises. No material violations of the terms thereof have heretofore occurred or are known by Olas or the Subsidiary to exist as of the date of this Agreement.

3.26. INFORMATION AS TO OLAS AND SUBSIDIARY. None of the representations or warranties made by Olas or the Subsidiary in this Agreement is, or contained in any of the documents to be executed and delivered hereto will be, false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein contained not misleading.

3.27. STOCK ISSUABLE IN MERGER. The Share Consideration, when issued, will be duly authorized and validly issued, fully paid and non- assessable, will be delivered hereunder free and clear of any liens, adverse claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever, except that the Share Consideration shall not be registered under the Securities Act and therefore will be "restricted securities", as such term is defined in the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act, and will be subject to restrictions on transfers pursuant to such rules and regulations. Olas has reserved an adequate number of shares of Olas Common Stock to enable it to issue
(i) the Share Consideration which includes the Olas Common Stock issuable under the options convertible pursuant to section 1.6(b) hereof and (ii) any other shares of Olas Common Stock underlying any options or warrants of Olas granted pursuant to this Agreement.

4. INDEMNIFICATION.

4.1. INDEMNIFICATION BY THE SHAREHOLDER. The Shareholder, hereby indemnifies and agrees to defend and hold harmless each of Olas and Subsidiary from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses (including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto) which either of them may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection any misrepresentation of a material fact contained in any representation of eDiets and/or the Shareholder contained in, or the breach by eDiets, or the Shareholder of any warranty or covenant made by any one or all of them herein or in any eDiets Document and/or any Shareholder Document. The foregoing indemnification shall also apply to direct claims by Olas and/or Subsidiary against the Shareholder.

4.2. INDEMNIFICATION BY OLAS AND SUBSIDIARY. Each of Olas and Subsidiary, jointly and severally, indemnifies and agrees to defend and hold harmless each of eDiets (before the Effective Date) and the Shareholder from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses (including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto), which it or he may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection with any misrepresentation of a material fact contained in any representation of Olas and/or Subsidiary contained herein or in or the breach by Olas or Subsidiary of any warranty or covenant made by either or both of them herein or in any Olas Document. The foregoing indemnification shall also apply to direct claims by eDiets or the Shareholder against Olas and/or Subsidiary.

4.3. THIRD PARTY CLAIMS. If a claim by a third party is made against any party or parties hereto and the party or parties against whom said claim is made intends to seek indemnification with respect thereto under sections 4.1 or 4.2, the party or parties seeking such indemnification shall promptly notify the indemnifying party or parties, in writing, of such claim; provided, however, that the failure to give such notice shall not affect the rights of the indemnified party or parties hereunder except to the extent that such failure materially and adversely affects the indemnifying party or parties due to the inability to timely defend such action. The indemnifying party or parties shall have ten (10) business days after said notice is given to elect, by written notice given to the indemnified party or parties, to undertake, conduct and control, through counsel of their own choosing (subject to the consent of the indemnified party or parties, such consent not to be unreasonably withheld) and at their sole risk and expense, the good faith settlement or defense of such claim, and the indemnified party or parties shall cooperate with the indemnifying parties in connection therewith; provided: (a) all settlements require the prior reasonable consultation with the indemnified party and the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, and (b) the indemnified party or parties shall be entitled to participate in such settlement or defense through counsel chosen by the indemnified party or parties, provided that the fees and expenses of such counsel shall be borne by the indemnified party or parties. So long as the indemnifying party or parties are contesting any such claim in good faith, the indemnified party or parties shall not pay or settle any such claim; provided, however, that notwithstanding the foregoing, the indemnified party or parties shall have the right to pay or settle any such claim at any time, provided that in such event they shall waive any right of indemnification therefor by the indemnifying party or parties. If the indemnifying party or parties do not make a timely election to undertake the good faith defense or settlement of the claim as aforesaid, or if the indemnifying parties fail to proceed with the good faith defense or settlement of the matter after making such election, then, in either such event, the indemnified party or parties shall have the right to contest, settle or compromise (provided that all settlements or compromises require the prior reasonable consultation with the indemnifying party and the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld) the claim at their exclusive discretion, at the risk and expense of the indemnifying parties.

4.4. ASSISTANCE. Regardless of which party is controlling the defense of any claim, each party shall act in good faith and shall provide reasonable documents and cooperation to the party handling the defense.

5. COVENANTS

5.1. INVESTIGATION.

                    (a) Between the date hereof and the Closing Date, Olas and/or Subsidiary, on the one hand, and eDiets and the Shareholder, on the other hand, may, directly and through their representatives, make such investigation of each other corporate party and their respective businesses and assets of the other corporate party or parties as each deems necessary or advisable (the entity and/or its representatives making such investigation being the "Investigating Party"), but such investigation shall not affect any of the representations and warranties contained herein or in any instrument or document delivered pursuant hereto. In furtherance of the foregoing, the Investigating Party shall have reasonable access, during normal business hours after the date hereof, to all properties, books, contracts, commitments and records of each other, and shall furnish to the other and their representatives such financial and operating data and other information as may from time to time be reasonably requested relating to the transactions contemplated by this Agreement. Each of Olas and Subsidiary, on the one hand, and eDiets and the Shareholder, on the other, and the respective management, employees, accountants and attorneys of the corporate parties shall cooperate fully with the Investigating Party in connection with such investigation.

                    (b) All confidential information of a party to which an Investigating Party obtains access shall be deemed "Confidential Information." As used in this section 5.1, the term "Confidential Information" shall mean any and all information (verbal and written) relating to the eDiets Business or the Olas Business, including, but not limited to, information relating to: identity and description of goods and services used; purchasing; costs; pricing; sources; machinery and equipment; technology; research, test procedures and results; customers and prospects; marketing; and selling and servicing;

                    (c) From and after the date hereof, the parties agree not to, at any time, directly or indirectly, use, communicate, disclose or disseminate any Confidential Information in any manner whatsoever except as required by applicable law.

5.2.   NONCOMPETE COVENANT.

                    (a) The Shareholder shall not, for a two (2) year period commencing on the Effective Date, directly or indirectly (A) engage or become interested in any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) engaged in any business then engaged in by Olas, or the Surviving Corporation in any of the areas in which Olas or the Surviving Corporation then conducts business or (B) take any other action which constitutes an interference with or a disruption of the Surviving Corporation's operation of the eDiets Business or the Surviving Corporation's use, ownership and enjoyment of the eDiets Assets.

                    (b) For purposes of clarification, but not of limitation, the Shareholder acknowledges and agrees that the provisions of section 5.2(a) above shall serve as a prohibition against him, during the period described therein, directly or indirectly, hiring, offering to hire, enticing away or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee, customer, prospective customer or supplier of the eDiets Business to discontinue or alter his or its relationship with the eDiets Business.

                    (c)    The parties hereto hereby acknowledge and agree that
(i) Olas and/or the Surviving Corporation would be irreparably injured in the event of a breach by the Shareholder of any of his obligations under this section 5.2, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) eDiets, Olas and/or the Surviving Corporation shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach. It is hereby also agreed that the existence of any claims which the Shareholder may have against Olas or the Subsidiary, whether under this Agreement or otherwise, shall not be a defense to the enforcement by Olas and/or the Surviving Corporation of any of the rights under this section 5.2.

                    (d) It is the intent of the parties hereto that the covenants contained in this Agreement shall be enforced to the fullest extent permissible under the laws of and public policies of each jurisdiction in which enforcement is sought (the Shareholder hereby acknowledges that said restrictions are reasonably necessary for the protection of Olas and Subsidiary). Accordingly, if any one or more of the provisions of section 5.2 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible.

                    (e) The provisions of this section 5.2 shall be in addition to, and not in lieu of, any other obligations with respect to the subject matter hereof, whether arising as a matter of contract, by law or otherwise, including, but not limited to, any obligations which may be contained in any employment or consulting agreements between the Surviving Corporation and the Shareholder.

5.3. CONSUMMATION OF TRANSACTION. Each of the parties shall use its best efforts to cause all conditions precedent to his or its obligations (and to the obligations of the other parties hereto to consummate the transactions contemplated hereby) to be satisfied, including, but not limited to, using all reasonable efforts to obtain all required (if so required by this Agreement) consents, waivers, amendments, modifications, approvals, authorizations, novations and licenses; provided, however, that nothing herein contained shall be deemed to modify any of the absolute obligations imposed upon any of the parties hereto under this Agreement or any agreement executed and delivered pursuant hereto.

5.4.   COOPERATION/FURTHER ASSURANCES.

                    (a) Each of the parties hereto shall cooperate with the other parties hereto in preparing and filing any notices, applications, reports and other instruments and documents which are required by, or which are desirable in the reasonable opinion of any of the parties hereto, or their respective legal counsel, in respect of, any statute, rule, regulation or order of any governmental or administrative body in connection with the transactions contemplated by this Agreement.

                    (b) Each of the parties hereto hereby further agrees to execute, acknowledge, deliver, file and/or record, or cause such other parties to the extent permitted by law to execute, acknowledge, deliver, file and/or record such other documents as may be required by this Agreement and as Olas and/or Subsidiary, on the one hand, and/or eDiets and/or the Shareholder, on the other, or their respective legal counsel may reasonably require in order to document and carry out the transactions contemplated by this Agreement.

5.5. ACCURACY OF REPRESENTATIONS. Each party hereto agrees that prior to the Effective Date he or it will enter into no transaction and take no action, and will use his or its best efforts to prevent the occurrence of any event (but excluding events which occur in the ordinary course of business and events over which such party has no control), which would result in any of his or its representations, warranties or covenants contained in this Agreement or in any agreement, document or instrument executed and delivered by him or it pursuant hereto not to be true and correct, or not to be performed as contemplated, at and as of the time immediately after the occurrence of such transaction or event.

5.6. NOTIFICATION OF CERTAIN MATTERS. eDiets and the Shareholder shall give prompt notice to Olas and Subsidiary, and Olas or Subsidiary shall give prompt notice to eDiets and the Shareholder, as the case may be, of (a) the occurrence, or nonoccurrence, or any event the occurrence, or nonoccurrence, of which would be likely to cause any representation contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Date and (b) any material failure of eDiets and/or the Shareholder, on the one hand, and of Olas and/or Subsidiary, on the other, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by him or it hereunder; provided, however, that the delivery of any notice pursuant to this section 5.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

5.7. BROKER. Each of Olas, Subsidiary, eDiets, and the Shareholder represents and warrants to the other parties that, except for Whale Securities Co., L.P. ("Whale"), no broker or finder was engaged or dealt with in connection with any of the transactions contemplated by this Agreement, and each of the parties shall indemnify and hold the other harmless from and against any and all claims or liabilities asserted by or on behalf of any alleged broker or finder for broker's fees, finder's fees, commissions or like payments.

5.8. NO SOLICITATION OF TRANSACTIONS. Prior to the earlier of the Effective Date or the termination of this Agreement, neither eDiets nor the Shareholder will, directly or indirectly, through any director, officer, employee, investment banker, financial advisor, attorney, accountant or other agent or representative of eDiets otherwise, solicit, initiate or encourage the submission of proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the eDiets Common Stock, the eDiets Assets or the eDiets Business of, or any equity interest in, eDiets, or any business combination with eDiets (other than the Merger contemplated hereby) and other than with Olas and/or Subsidiary, participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. eDiets and the Shareholder shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing (other than in respect of the transaction contemplated hereby). eDiets and the Shareholder shall promptly notify Olas if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made and shall, in any such notice to Olas, indicate in reasonable detail the identity of the offeror and the terms and conditions of any proposal or offer.

5.9. PROHIBITED CONDUCT OF EDIETS AND SHAREHOLDER. Each of eDiets and the Shareholder, jointly and severally, covenants and agrees that, during the period from the date hereof to the Effective Date, except pursuant to the terms hereof or unless Olas shall otherwise agree in writing, the eDiets Business shall be conducted only, and eDiets shall not take any action except, in the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws; and eDiets shall use its best efforts to preserve intact the eDiets Assets, the eDiets Business and the business organization of eDiets, to keep available the services of the present officers, employees and consultants of eDiets, and to preserve the present relationships of eDiets with customers, suppliers and other persons with whom eDiets has business relations. By way of illustration, and not limitation, neither eDiets nor the Shareholder shall, between the date of this Agreement and the Effective Date, unless specifically contemplated by this Agreement, directly or indirectly, do or propose or commit to do, any of the following without the prior written consent of Olas:

                    (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of the eDiets Common Stock, or
(ii) split, combine or reclassify any of the eDiets Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of the eDiets Common Stock, or otherwise;

                    (b) authorize for issuance, issue, deliver, sell or agree to commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber, any shares of eDiets Common Stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities convertible securities or any other securities or equity equivalents;

                    (c) (i) increase the compensation payable or to become payable to any officer, director, employees or consultant of eDiets, except pursuant to the terms of contracts, policies or benefit arrangements in effect on the date hereof, or (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer, other employee or consultant of eDiets or any of its subsidiaries, except pursuant to the terms of contracts, policies and benefit arrangements in effect on the date hereof, or (iii) establish, adopt, enter into or amend any collective bargaining (other than in accordance with past practice), bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers, employees or consultants of eDiets;

                    (d) amend the Certificate of Incorporation, By-Laws or other comparable charter or organizational documents of eDiets or alter through merger, liquidation, reorganization, restructuring, or in any other fashion, the corporate structure or ownership of eDiets;

                    (e) acquire, or agree to acquire, (i) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or corporation, partnership, joint venture, association or other business organization or division thereof, or (ii) any assets that are material, individually or in the aggregate, to eDiets, except purchases consistent with past practice;

                    (f) sell, lease, license, mortgage or otherwise encumber or subject to any lien, security interest, pledge or encumbrance or otherwise dispose of any of the eDiets Assets, except sales in the ordinary course of business consistent with past practice;

                    (g) permit eDiets to incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of eDiets, guarantee any debt securities of another person, or enter into any arrangement having the economic effect of any of the foregoing, except for short- term borrowings incurred in the ordinary course of business consistent with past practice, or (ii) permit the Shareholder to issue any guaranties of any indebtedness of eDiets;

                    (h) except in the ordinary course of business, enter into any agreement, contract, commitment, involving a commitment on the part of eDiets to purchase, sell, lease or otherwise dispose of assets or require payment by eDiets in excess of $25,000;

                    (i)    make any capital expenditures in excess of $25,000;

                    (j) adopt a plan of complete or partial liquidation of eDiets or resolutions providing for or authorizing such a liquidation or the dissolution, merger, consolidation, restructuring, recapitalization or reorganization of eDiets;

                    (k) cause eDiets to recognize any labor union (unless legally required to do so) or enter into or amend any collective bargaining agreement;

                    (l) change any accounting principles used by eDiets, unless required by the Financial Accounting Standards Board;

                    (m) make any tax election of, or settle, compromise any income tax liability of, or file any federal income tax return prior to the last day (including extensions) prescribed by law, in the case of any of the foregoing, material to the business, financial condition or results of the operations of eDiets and its subsidiaries, if any, taken as a whole;

                    (n) settle or compromise any litigation in which eDiets is a defendant (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid, which payments are individually in an amount in excess of $5,000 and in the aggregate in an amount in excess of $25,000; and

                    (o) authorize any of, or commit or agree to take any of, the foregoing actions.

5.10. PROHIBITED CONDUCT OF OLAS. Olas covenants and agrees that, during the period from the date hereof to the Effective Date, except pursuant to the terms hereof or unless eDiets shall otherwise agree in writing, the Olas Business shall be conducted only, and Olas shall not take any action except, in the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws; and Olas shall use its best efforts to preserve intact the Olas Assets, the Olas Business and the business organization of Olas, to keep available the services of the present officers, employees and consultants of Olas, and to preserve the present relationships of Olas with customers, suppliers and other persons with whom Olas has business relations. By way of illustration, and not limitation, Olas shall not, between the date of this Agreement and the Effective Date, unless specifically contemplated by this Agreement, directly or indirectly, do or propose or commit to do, any of the following without the prior written consent of eDiets:

                    (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of the Olas Common Stock, or
(ii) split, combine or reclassify any of the Olas Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Olas Common Stock, or otherwise;

                    (b) authorize for issuance, issue, deliver, sell or agree to commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber, any shares of Olas Common Stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities convertible securities or any other securities or equity equivalents;

                    (c) (i) increase the compensation payable or to become payable to any officer, director, employees or consultant of Olas, except pursuant to the terms of contracts, policies or benefit arrangements in effect on the date hereof, or (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer, other employee or consultant of Olas or any of its subsidiaries, except pursuant to the terms of contracts, policies and benefit arrangements in effect on the date hereof, or (iii) establish, adopt, enter into or amend any collective bargaining (other than in accordance with past practice), bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers, employees or consultants of Olas;

                    (d) amend the Certificate of Incorporation, By-Laws or other comparable charter or organizational documents of Olas or alter through merger, liquidation, reorganization, restructuring, or in any other fashion, the corporate structure or ownership of Olas;

                    (e) acquire, or agree to acquire, (i) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or corporation, partnership, joint venture, association or other business organization or division thereof, or (ii) any assets that are material, individually or in the aggregate, to eDiets, except purchases consistent with past practice;

                    (f) sell, lease, license, mortgage or otherwise encumber or subject to any lien, security interest, pledge or encumbrance or otherwise dispose of any of the Olas Assets, except sales in the ordinary course of business consistent with past practice;

                    (g) permit Olas to incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Olas, guarantee any debt securities of another person, or enter into any arrangement having the economic effect of any of the foregoing, except for short- term borrowings incurred in the ordinary course of business consistent with past practice;

                    (h) except as set forth on Schedule 5.10(h) (i) enter into any agreement, contract, commitment, involving a commitment on the part of Olas to purchase, sell, lease or otherwise dispose of assets or require payment by Olas in excess of $15,000 or (ii) deplete its cash such that there is less than $400,000 in its bank account

                    (i)    make any capital expenditures in excess of $15,000;

                    (j) adopt a plan of complete or partial liquidation of Olas or resolutions providing for or authorizing such a liquidation or the dissolution, merger, consolidation, restructuring, recapitalization or reorganization of Olas;

                    (k) cause Olas to recognize any labor union (unless legally required to do so) or enter into or amend any collective bargaining agreement;

                    (l) change any accounting principles used by Olas, unless required by the Financial Accounting Standards Board;

                    (m) make any tax election of, or settle, compromise any income tax liability of, or file any federal income tax return prior to the last day (including extensions) prescribed by law, in the case of any of the foregoing, material to the business, financial condition or results of the operations of eDiets and its subsidiaries, if any, taken as a whole;

                    (n) settle or compromise any litigation in which Olas is a defendant (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid, which payments are individually in an amount in excess of $5,000 and in the aggregate in an amount in excess of $25,000; and

                    (o) authorize any of, or commit or agree to take any of, the foregoing actions.

5.11. TAX COVENANT. Each of the parties hereto agree to use all reasonable efforts to cause the merger to be treated as a tax-free reorganization within the meaning of section 368(a)(ii)(E) of the Code and corresponding provisions of state income tax law, and the parties agree to file all reports and statements with the IRS and state tax authorities necessary to reflect such status and not to take any position thereon or otherwise that is or would be inconsistent with such treatment.

5.12. PAYMENT OF TAXES UPON MERGER. The Shareholder shall be responsible for, and shall pay, any and all sales, use, purchase, transfer and similar taxes (real estate or otherwise), if any, in respect of the Shareholders' securities arising out of the transfer of eDiets Common Stock pursuant to the Merger.

5.13. OLAS REVERSE STOCK SPLIT. Olas shall amend its certificate of incorporation and by-laws in substantially the form of Exhibit D to effect an approximately 7.5 for 1 reverse stock split, such that there will be 1,200,000 shares of Olas Common Stock issued and outstanding (including 150,000 Olas Common Stock shares to be issued to Whale pursuant to section 6.2(l) hereof, but excluding (a) any shares of Olas Common Stock underlying options to be issued to Isaac Kier pursuant to section 6.2(m) hereof, (b) any shares of Olas Common Stock issued in connection with the consummation of a private placement pursuant to section 6.2(n) hereof), and (c) the 300,000 shares of Olas Common Stock underlying the options to be granted to each of David, Isaac Kier and Matthew Gohd in consideration for their services on the executive committee of the Board of Directors of Olas.

5.14. CONVERSION OF CLASS B STOCK. Olas shall convert all of its outstanding Class B Stock into Class A Stock prior to the Effective Date; and simultaneously with the reverse stock split shall convert all Class A Stock into Olas Common Stock.

5.15. DIRECTORS OF OLAS. Olas shall cause after the execution hereof, (i) its Board of Directors to amend the By-Laws of Olas to increase the number of directors of Olas to five (5) and (ii) the appointment as directors of Olas, the two additional directors selected by David. In addition, each of the parties hereto shall use its best efforts to cause the re-election of Mr. Kier for the ensuing year until the earlier to occur of (i) an initial public offering of Olas or (ii) the second anniversary of the Effective Date.

5.16. COMMISSION FILINGS. As soon as is practicable after the Effective Date, Olas shall, with the cooperation of eDiets, prepare and file with the SEC a registration statement under the Securities Act, relating to 1,000,000 shares of the Share Consideration (as amended or supplemented, the "Registration Statement"). The Registration Statement shall comply as to form in all material respects with the Securities Act and the rules and regulations thereunder. The Registration Statement shall be kept effective at least for so long as any of such 1,000,000 shares of Share Consideration remain outstanding.

5.17. DIRECTORS AND OFFICERS INSURANCE POLICY. The Board of Directors shall cause Olas after the Effective Date to obtain and maintain claims made Directors and Officer's Insurance Policy with coverage limits not less than $5,000,000 which shall cover all actions of the Isaac Kier in his capacity as a director and officer prior to the Effective Date. The Shareholder shall vote and cause his nominees to vote FOR any vote taken to obtain such insurance.

5.18. COMPENSATION COMMITTEE OF OLAS BOARD OF DIRECTORS. Promptly after the Effective Date, the Board of Directors of Olas shall create a compensation committee of two independent directors of Olas.

5.19. NAME CHANGE. Promptly after the Effective Date, the Board of Directors of Olas shall cause Olas to further amend its certificate of incorporation to change its name to eDiets.com, Inc. and to change the name of the surviving company to EDiets, Inc.

6.    CONDITIONS OF MERGER.

6.1. CONDITIONS TO OBLIGATIONS OF OLAS AND SUBSIDIARY TO EFFECT THE MERGER. The respective obligations of Olas and Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions any or all of which may be waived by such party at its sole discretion:

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of eDiets and the Shareholder contained in any Shareholder Document or eDiets Document delivered by either or both of them shall have been true when made, and, in addition, shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

         (b) PERFORMANCE OF AGREEMENTS. Each of eDiets and the Shareholder, as the case may be, shall have performed, observed and complied in all material respects with all of their obligations, covenants and agreements, and shall have satisfied or fulfilled in all material respects conditions contained in any Shareholder Document or eDiets Document and required to be performed, observed or complied with, or to be satisfied or fulfilled, by eDiets or the Shareholder at or prior to the Effective Date.

         (c) RESULTS OF INVESTIGATION. Olas and Subsidiary shall be satisfied with the results of any investigation of the business and affairs of eDiets undertaken by them pursuant to section 5.1 hereof.

         (d) BOARD AUTHORIZATIONS. Approval by the Board of Directors and the Shareholder of eDiets and the Board of Directors and shareholders of Olas, if necessary, with respect to the execution and delivery of, and the performance by each of eDiets and Olas of its respective obligations under, this Agreement and the transactions contemplated hereunder.

         (e) PRIVATE PLACEMENT. Olas shall have consummated a private placement financing yielding gross proceeds in the minimum amount of $5,000,000, pursuant to the letter of intent with Whale attached hereto as EXHIBIT E.

         (f) OPINION OF COUNSEL FOR EDIETS. Olas and Subsidiary shall have received an opinion of Nason, Yeager, Gerson, White & Lioce, P.A., counsel for eDiets and the Shareholder, dated the Closing Date, in substantially the form of EXHIBIT F hereto.

         (g) LITIGATION. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no claim, suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, shall have been instituted or threatened by any person or entity, and which, in the reasonable judgment of Olas (based on the likelihood of success and material consequences of such claim, suit, action, inquiry or proceeding), makes it inadvisable to proceed with the consummation of such transactions.

         (h) CONSENTS AND APPROVALS. All consents, waivers, approvals, licenses and authorizations by third parties and governmental and administrative authorities (and all amendments or modifications to existing agreements with third parties) (the "Consents") required as a precondition to the performance by eDiets and the Shareholder of their respective obligations hereunder and under any agreement delivered pursuant hereto, or which in Olas's reasonable judgment are necessary to continue unimpaired, subsequent to the Effective Date, any rights in and to the eDiets Assets and/or the eDiets Business which could be impaired by the Merger, shall have been duly obtained and shall be in full force and effect.

         (i) DATE OF CONSUMMATION. The Merger shall have been consummated on or prior to September 30, 1999, or such later date as the parties shall agree by a written instrument signed by all of them.

         (j) VALIDITY OF TRANSACTIONS. The validity of all transactions contemplated hereby, as well as the form and substance of all agreements, instruments, opinions, certificates and other documents delivered by eDiets and the Shareholder pursuant hereto, shall be satisfactory in all material respects to Olas and its counsel.

         (k) NO MATERIAL ADVERSE CHANGE. Except as otherwise provided by this Agreement, there shall not have occurred after the date hereof, in the reasonable judgment of Olas, a material adverse change in the financial or business condition of eDiets, taken as a whole.

         (l) Tax Free Nature. The Merger shall be treated as a tax free re-organization under the Code.

         (m) Humble Employment Agreement. Olas shall have entered into an employment agreement with David in substantially the form attached hereto as Exhibit G.

         (n) CLOSING CERTIFICATE. Each of eDiets and the Shareholder shall have furnished Olas and Subsidiary with certificates, all dated the Closing Date, to the effect that all the representations and warranties of eDiets and the Shareholder are true and complete and all covenants to be performed by eDiets or the Shareholder at or as of the Closing have been performed and conditions to be satisfied at or as of the Closing have been waived or satisfied.

6.2. CONDITIONS TO OBLIGATIONS OF EDIETS AND THE SHAREHOLDER TO EFFECT THE MERGER. The obligations of eDiets and the Shareholder to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions, any or all of which may be waived by such party, in its sole discretion:

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Olas and Subsidiary contained in any Olas Documents delivered by either Olas or Subsidiary or both of them shall have been true when made, and, in addition, shall be true in all material respects, on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

         (b) OPINION OF COUNSEL FOR OLAS AND SUBSIDIARY. eDiets shall have received an opinion of Tenzer Greenblatt LLP, counsel for Olas and Subsidiary, dated the Closing Date, in substantially the form of EXHIBIT H hereto.

         (c) LITIGATION. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no claim, suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, shall have been instituted or threatened by any person or entity, and which, in the reasonable judgment of eDiets (based on the likelihood of success and material consequences of such claim, suit, action, inquiry or proceeding), makes it inadvisable to proceed with the consummation of such transactions.

         (d) PERFORMANCE OF AGREEMENTS. Each of Olas and Subsidiary shall have performed, observed and complied, in all material respects, with all obligations, covenants and agreements, and shall have satisfied or fulfilled in all material respects all conditions contained in any Olas Document and required to be performed, observed or complied with, or satisfied or fulfilled, by either or both of them at or prior to the Closing Date.

         (e) BOARD AUTHORIZATIONS. Approval by the Board of Directors and the Shareholder of eDiets and the Board of Directors and shareholders of Olas, if necessary, with respect to the execution and delivery of, and the performance by each of eDiets and Olas of its respective obligations under, this Agreement and the transactions contemplated hereunder.

         (f) RESULTS OF INVESTIGATION. eDiets shall be satisfied with the results of any investigation of the business and affairs of Olas undertaken by them pursuant to section 5.1 hereof.

         (g) CONSENTS AND APPROVALS. All consents, waivers, approvals, licenses and authorizations by third parties and governmental and administrative authorities (and all amendments and modifications to existing agreements with third parties) required as a precondition to the performance by Olas and Subsidiary of their respective obligations hereunder and under any agreement delivered pursuant hereto, shall have been duly obtained and shall be in full force and effect.

         (h) DATE OF CONSUMMATION. The Merger shall have been consummated on or prior to September 30, 1999, or such later date as the parties shall agree by a written instrument signed by all of them.

         (i) VALIDITY OF TRANSACTIONS. The validity of all transactions contemplated hereby, as well as the form and substance of all agreements, instruments, opinions, certificates and other documents delivered by Olas and Subsidiary pursuant hereto, shall be satisfactory in all material respects to the Shareholder and its counsel.

         (j) CONVERSION OF CLASS B STOCK. Olas shall have converted all of its outstanding Class B Stock into Class A Stock.

         (k) AMENDMENT TO CERTIFICATE OF INCORPORATION AND BY-LAWS. Each of the Board of Directors and stockholders of Olas shall have approved amendments to the Certificate of Incorporation and By-Laws of Olas, in substantially the form of Exhibit D, respectively, which amendments shall provide, among other things, for (i) the elimination of the Class A Stock and the Class B Stock and the designation of the Olas Common Stock as the only authorized class of common stock of Olas and (ii) an approximately 7.5 for 1 reverse stock split, such that there will be 1,200,000 shares of Olas Common Stock issued and outstanding (including 150,000 Olas Common Stock shares to be issued to Whale pursuant to section 6.2(1) above, but excluding (a) any shares of Olas Common Stock underlying options issued to Mr. Kier pursuant to section 6.2(m) above, (b) any shares of Olas Common Stock issued in connection with the consummation of a private placement pursuant to section 6.2(n) above, or (c) the 300,000 shares of Olas Common Stock underlying the options to be granted to each of David, Isaac Kier and Matthew Gohd in consideration for their services on the executive committee of the Board of Directors of Olas.

         (l) STOCK ISSUANCE TO WHALE. Olas shall have issued to Whale, Olas' financial advisor, such number of shares of Olas Common Stock that will be equal to 150,000 shares of Olas Common Stock after giving effect to the reverse stock split described in section 6.2(l) below.

         (m) STOCK OPTIONS. Olas shall have issued to Isaac Kier or his designee(s) options to purchase such number of shares of Olas Common Stock that will be equal to 32,500 shares of Olas Common Stock after giving effect to the reverse stock split described in section 6.2(k) above, at an exercise price of $1.425 per share.

         (n) PRIVATE PLACEMENT. Olas shall have consummated a private placement financing yielding gross proceeds in the minimum amount of $5,000,000, pursuant to the letter of intent with Whale attached hereto as EXHIBIT D.

         (o) TAX FREE NATURE. The Merger shall be treated as a tax free reorganization under the Code.

         (p) HUMBLE EMPLOYMENT AGREEMENT. Olas shall have entered into an employment agreement with David Humble in substantially the form attached hereto as Exhibit G.

         (q) KIER EMPLOYMENT AGREEMENT. Olas shall have caused Mr. Isaac Kier, Olas' principal shareholder to execute a letter agreeing not to assert any claim against Olas including any claim for indemnification and/or reimbursement of attorney's fees, for any matters arising prior to the Effective Date which were performed by him or resulted from his actions, which would not be covered by Olas Director and Officer Insurance policy described in Section 5.17 hereof;

         (r) CLOSING CERTIFICATE. Each of Olas and Subsidiary shall have furnished eDiets with certificates, each executed by their respective presidents, dated the Closing Date, to the effect that all the representations and warranties of Olas or Subsidiary, as the case may be, are true and complete in all material respects and all covenants to be performed by each of Olas or Subsidiary, as the case may be, at or as of the Closing have been performed in all material respects and conditions to be satisfied at or as of the Closing have been waived or satisfied in all material respects.

7. THE CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Paragraph 8, the closing of the Merger (the "Closing") will take place at the offices of Tenzer Greenblatt LLP as promptly as practicable (and in any event within five business days) after satisfaction or waiver of the conditions set forth in Paragraph 6 but in no event later than September, 30, 1999 (the "Closing Date"); or such later date as shall have been fixed by a written instrument signed by the parties.

7.1. DELIVERIES BY OLAS AND SUBSIDIARY AT THE CLOSING. At the Closing, Olas and Subsidiary shall deliver the following:

                    (a) stock certificate(s), representing the Share Consideration registered in the name of the Shareholder;

                    (b) copies of (i) resolutions adopted by the Olas Board authorizing Olas to execute and deliver the Olas Documents to which it is a party, to perform its obligations thereunder and to effect the Merger upon the terms and subject to the conditions set forth therein, and (ii) resolutions adopted by the board of directors of the Subsidiary, and the written consent of the sole shareholder, authorizing Subsidiary to execute and deliver the Subsidiary Documents to which it is a party, to perform its obligations thereunder and to effect the Merger upon the terms and subject to the conditions set forth therein, duly certified by the Secretaries or Assistant Secretaries of Olas and the Subsidiary, respectively;

                    (c) certificates of the Secretary or Assistant Secretary of each of Olas and Subsidiary certifying as to the incumbency and specimen signatures of the officers of Olas and Subsidiary executing the Olas Documents on behalf of such corporation; and

                    (d) confirmation, in the form of satisfactory to the parties hereto, from the Secretary of State of the State of Delaware that the Certificate of Merger of the Subsidiary with and into eDiets has been filed with such Secretary of State; together with a copy of the executed form of such agreement.

7.2. DELIVERIES BY EDIETS AND/OR THE SHAREHOLDER AT THE CLOSING. At the Closing, eDiets and/or the Shareholder, as applicable, shall deliver to Olas and/or Subsidiary, as the case may be, the following:

                    (a) stock certificate(s) representing the eDiets Common Stock, duly executed by the proper officers of eDiets;

                    (b) a copy of the resolutions of the Board of Directors of eDiets, and the written consent of the Shareholder, authorizing eDiets to execute and deliver the eDiets Documents, to perform its obligations thereunder and to effect the Merger upon the terms and conditions thereunder, duly certified by the Secretary or assistant Secretary of eDiets; and

                    (c) certificates of the Secretary or Assistant Secretary of eDiets certifying as to the incumbency and specimen signatures of the officers of eDiets executing the eDiets Documents on behalf of such corporation.

7.3. OTHER DELIVERIES. In addition, the parties shall execute and deliver such other documents as may be required by this Agreement and as either of them or their respective counsel may reasonably require in order to document and carry out the transactions contemplated by this Agreement.

8. TERMINATION, AMENDMENT AND WAIVER.

8.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Date:

                    (a) By mutual consent of the Boards of Directors of Olas, Subsidiary and eDiets; or

                    (b) By Olas and Subsidiary, on the one hand, or eDiets and the Shareholder, on the other hand, if any of the conditions precedent with respect to the other party, as set forth in sections 6.1 and 6.2, respectively, have not been satisfied or waived on or before the Effective Date.

                    (c) By Olas and Subsidiary, on the one hand, or eDiets and the Shareholder, on the other hand, if (i) the Merger shall not have been consummated by [September 30], 1999, or such later date as the parties shall have fixed by written instrument signed by the parties hereto; provided, however, that the right to terminate this Agreement under this subsection (c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Date to occur on or before such date or (ii) a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to vacate), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

                    (d) By Olas and Subsidiary, on the one hand, or by eDiets and the Shareholder, on the other hand, if, in the reasonable judgment of Olas and Subsidiary or eDiets and the Shareholder, as the case may be, (and provided such parties are not then in material breach of their respective obligations hereunder), it shall have been determined that the transaction contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by state, local or federal governmental authorities or by any other person of material litigation or proceedings against Olas or eDiets.

                    (e) By Olas and Subsidiary, on the one hand, or eDiets and the Shareholder, on the other hand, if, in the reasonable judgment of Olas and Subsidiary or eDiets or the Shareholder, as the case may be (and provided such parties are not then in material breach of their respective obligations hereunder), it shall be determined that the business or assets or financial condition of the other unrelated corporate party hereto has been materially and adversely affected since June 30, 1999, whether by reason of changes, developments or operations in the normal course of business or otherwise.

8.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in this Paragraph 8, this Agreement shall, forthwith become null and void and there shall be no liability on the part of any party hereto and nothing herein shall relieve any party from liability for any wilful breach hereof. Such termination shall not, however, affect the obligations of the parties with respect to any Confidential Information exchanged by the parties pursuant to section 5.1 hereof.

8.3. FEES AND EXPENSES. Olas and the Subsidiary for themselves, and eDiets for itself and for the Shareholder, shall bear its or his own expenses in connection with this Agreement and the transactions contemplated hereby.

8.4. WAIVER. At any time prior to the Effective Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

          Each of the parties hereto hereby agrees that: (i) the representations and warranties made by or on behalf of him or it in this Agreement or in any document or instrument delivered pursuant hereto shall survive the Closing for a period of one (1) year; and (ii) with respect to representations or warranties regarding any tax matters made herein shall survive for a period of its statute of limitations.

10. GENERAL PROVISIONS.

10.1. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the earlier of the date delivered or mailed if delivered personally, by overnight courier or mailed by express, registered or certified mail (postage prepaid, return receipt requested) or by facsimile transmittal, confirmed by express, certified or registered mail, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

If to Olas or Subsidiary:     Olas, Inc.
                              660 Madison Avenue
                              New York, New York  10021
                              Attn:  Mr. Isaac Kier
with a copy to:               Tenzer Greenblatt LLP
                              405 Lexington Avenue
                              New York, New York 10174
                              Attn:  Peter Schnur, Esq.

If to eDiets or
the Shareholder:              eDiets.com, Inc.
                              3467 Hillsboro Boulevard
Deerfield Beach, FL  33442    Attn: Mr. David Humble

with a copy to:               Nason, Yeager, Gerson, White & Lioce, P.A.
                              1645 Palm Beach Lakes, Blvd.
                              West Palm Beach, FL  33401
                              Attn:  Mark A. Pachman, Esq.

10.2. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

10.3. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

10.4. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

10.5. SCHEDULES. All references in this Agreement to Schedules shall mean the schedules identified in this Agreement, which are incorporated into this Agreement and shall be deemed a part of the representations and warranties to which they relate. To the extent a disclosure has been made by Olas, Subsidiary, eDiets or the Shareholder on any Schedule, it shall be in writing, shall indicate the section pursuant to which it is being delivered, and shall be initialed by the delivering party. For purposes of this Agreement, information which is necessary to make a given Schedule complete and accurate, but is omitted therefrom, shall nevertheless be deemed to be contained therein if it is contained on any other Schedule; but only if such information appears on such other Schedule in such form and detail that it is responsive to the requirements of such given Schedule.

10.6. NO ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, and any assignment shall be null and void.

10.7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the general corporate law of the State of Delaware without regard to its choice of law principles. Each of Olas, Subsidiary, eDiets and the Shareholder hereby irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the State of New York and of the United States located in the County of New York, State of New York for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in such courts and agrees not to plead or claim that such litigation brought in any such courts has been brought in an inconvenient forum.

10.8. HEADINGS. Headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

10.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, each of Olas, Subsidiary and eDiets, by their respective officers thereunto duly authorized, and the Shareholder, individually, have caused this Agreement to be executed as of the date first written above.

                              OLAS, INC.

                              By: /s/ ISAAC KIER
                              Name:   Issac Kier
                              Title:  President

                              EDIETS ACQUISITION CORP.

                              By: /s/ ISAAC KIER
                              Name:   Issac Kier
                              Title:  President


                              EDIETS.COM, INC.



                              By: /s/ DAVID R. HUMBLE
                              Name:   David R. Humble
                              Title:  President

                              /s/ DAVID R. HUMBLE
                                  DAVID R. HUMBLE

                                                                       EXHIBIT A
                              CERTIFICATE OF MERGER

                                       OF

                            EDIETS ACQUISITION CORP.

                                      INTO

                                EDIETS.COM, INC.

            Pursuant to Section 251(c) of the General Corporation Law

                  EDIETS ACQUISITION CORP., an Delaware corporation, desiring to merge into EDIETS.COM. INC., Delaware corporation, pursuant to the provisions of
Section 251(c) of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST: The names and states of incorporation of each constituent corporation are:

     NAME                                        STATE OF INCORPORATION
EDIETS.COM, INC.                                     Delaware
EDIETS ACQUISITION CORP.                             Delaware

         SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with Section 251(c) of the General Corporation Law.

         THIRD: The name of the surviving corporation is EDIETS.COM, INC.

         FOURTH: The Certificate of Incorporation of EDIETS.COM, INC. shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH: An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, 3467 Hillsboro Blvd., Deerfield Beach, FL 33442, and a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

                  IN WITNESS WHEREOF, the undersigned have caused this Certificate to be executed this 17th day of November, 1999.

                                                     EDIETS.COM, INC.

                                                     By: /S/ DAVID R. HUMBLE
                                                     Name:  David R. Humble
                                                     Title: President

                                                     EDIETS ACQUISITION CORP.

                                                     By: /S/ ISAAC KIER
                                                     Name:  Isaac Kier
                                                     Title: President

                                                                       EXHIBIT B

                          CERTIFICATE OF INCORPORATION

                                       OF

                           SELF/HELP TECHNOLOGIES INC.

         The undersigned does hereby form and establish a corporation under the provisions of the General Corporation Law of the State of Delaware, and for that purpose does certify as follows-

         ARTICLE I:        The name of the corporation shall be:

                           SELF/HELP TECHNOLOGIES INC.

(hereinafter the "corporation").

         ARTICLE II: The registered office of this corporation in the State of Delaware is Two Greenville Crossing, Suite 300A, 4001 Kennett Pike, P.O. Box 4477, Wilmington, New Castle County, Delaware 19807-0477 and its registered agent at that address is Corporations & Companies, Inc., Two Greenville Crossing, Suite 300A. 4001 Kennett Pike, P. 0. Box 4477, Wilmington, New Castle County, Delaware 19607-0477.

         ARTICLE III: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware; and shall have perpetual existence.

         ARTICLE IV: The amount of the authorized capital stock of this corporation is 1,500 shares of "no par value" stock. or stock without any fixed par value. All of the said stock is common stock of one class.

         ARTICLE V: The name and address of the incorporator are: Corporation & Companies, Inc. a Delaware corporation. Two Greenville Crossing, Suite 300A. 4001 Kennett Pike, P.O. Box 4477. Wilmington, New Castle County. Delaware 19807-0477.

         ARTICLE VI: A director of the corporation shall not be liable to the corporation or its stockholder for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is to: permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeat of the foregoing sentence by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

         ARTICLE VII: The stockholders and directors shall have the power to hold their meetings, to have an office or offices, to keep the books, documents and papers of the corporation outside of the State of Delaware at such places as might from time to time be designated by the by-laws or resolutions of the directors or stockholders, except as otherwise required by the laws of Delaware.

         ARTICLE VII: The undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, acknowledging under the penalty of perjury, hereby declaring and certifying that this instrument is the act and deed of Corporations & Companies, Inc. and the facts herein are true, pursuant to 8 DEL.C. ss.103(b)(2) and accordingly have hereunto caused this Certificate to be executed by the President of Corporations & Companies, Inc. this 18th day of March, 1996.

                                  CORPORATIONS & COMPANIES, INC.

                                  BY: /s/ STEPHEN D.M. ROBINSON
IN THE PRESENCE OF:                       STEPHEN D.M. ROBINSON, President
                                          Two Greenville Crossing, Suite 300A
                                          4001 Kennett Pike
<ILLEGIBLE SIGNATURE>                     P.O. Box 4477
                                          New Castle County
                                          Wilmington, Delaware  19807-0477

                                STATE OF DELAWARE

                           CERTIFICATE OF AMENDMENT TO

                          CERTIFICATE OF INCORPORATION

         FIRST, that by a consent of the sole stockholder and the sole member of the Board of Directors (one and the same person) of SELF/HELP TECHNOLOGIES INC., a Delaware corporation (the "Corporation"), the following resolution proposing an amendment of the Certificate of Incorporation was adopted:

                  RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article I so that, as amended, said Article shall be and read as follows:

                ARTICLE I: The name of the corporation shall be:

                                ediets.com, inc."

         SECOND, that said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD, that the capital of the Corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by David R. Humble, an authorized officer, this 23rd day of February, A.D. 1999.
                                       SELF/HELP TECHNOLOGIES, INC.,
                                       a Delaware corporation

                                       By:  /s/ DAVID R. HUMBLE
                                                David R. Humble, its President

                                State of Florida

                               Department of State

I certify from the records of this office that SELF/HELP TECHNOLOGIES INC., is a corporation organized under the laws of Delaware, authorized to transact business in the State of Florida, qualified on July 11, 1996.

The document number of this corporation is F96000003507.

I further certify that said corporation has paid all fees and penalties due this office through December 31, 1996, and its status is active.

I further certify that said corporation has not filed a Certificate of Withdrawal.
                                    Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital this Eleventh day of July, 1996

                                    /s/ SANDRA B. MORTHAM
[STATE SEAL]                            Sandra B. Mortham
                                        Secretary of State

                           FLORIDA DEPARTMENT OF STATE
                                Sandra B. Mortham
                               Secretary of State
July 11, 1996

DAVID R. HUMBLE
c/o SELF/HELP TECHNOLOGIES, INC.
3467 W. HILLSBORO BLVD.
DEERFIELD BEACH, FL 33442

Qualification documents for SELF/HELP TECHNOLOGIES INC. were filed on July 11, 1996 and assigned document number F96000003507. Please refer to this number whenever corresponding with this office.

Your corporation is now qualified and authorized to transact business in Florida as of the file date.

The certification you requested is enclosed.

A corporation annual report will be due this office between January 1 and May 1 of the year following the calendar year of the file date. A Federal Employer Identification (FEI) number will be required before this report can be filed. If you do not already have an FEI number, please apply NOW with the Internal Revenue by calling 1-800-829-3676 and requesting form SS-4.

Please be aware if the corporate address changes, it is the responsibility of the corporation to notify this office.

Should you have any questions regarding this matter, please telephone (904) 487-6091, the Foreign Qualification/Tax Lien Section.

Michael Mays
Document Specialist
Division of Corporations                              Letter Number 396A00033728

      Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

              APPLICATION BY FOREIGN CORPORATION FOR AUTHORIZATION

                         TO TRANSACT BUSINESS IN FLORIDA

IN COMPLIANCE WITH SECTION 607.1503. FLORIDA STATUTES, THE FOLLOWING IS SUBMITTED TO REGISTER A FOREIGN CORPORATION TO TRANSACT BUSINESS IN THE STATE OF
FLORIDA:

1.       Self-help Technologies, Inc.

         (Name of corporation: must include the word "INCORPORATED", "COMPANY", "CORPORATION" or words or abbreviations of like import in language as will clearly indicate that it is a corporation instead of a natural person or partnership if not so contained in the name at present.)

2.       Delaware                              3.
         (State or country under the               (FEI number, if applicable)
         law of which it is incorporated

4.       3/18/96                               5. Perpetual
         (Date of Incorporation)                  (Duration:  Year  corp. will
                                                  cease to exist or "perpetual")
6.       1996
         (Date first transacted business in Florida. (SEE SECTIONS 607.1501, 607.1502, AND 817.155. F.S.)

7.       3467 W Hillsborough Blvd, Suite 2
         Deerfield Beach, FL 33442
         (Current mailing address)

8.       FOR PROFIT SOFTWARE DEVELOPMENT

         (Purpose(s) of corporation authorized in home state or country to be carried out in the state of Florida)

9. Name and street address of Florida registered agent: (P.O. Box or Mail Drop Box NOT acceptable)

         Name: David R. Humble

         Office Address: 3467 W Hillsborough Blvd, Suite 2
         Deerfield Beach, Florida 33442
                                (zip code)

10. Registered agent's acceptance:

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS APPLICATION, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATIVE TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.

                              /s/ DAVID R. HUMBLE
                         (Registered agent's signature)

11. Attached is a certificate of existence duly authenticated, not more than 90 days prior to delivery of this application to the Department of State, by the Secretary of State or other official having custody of corporate records in the jurisdiction under the law of which it is incorporated.

12.      Names and addresses of officers and/or directors: (Street address ONLY
         - P.O. Box NOT acceptable)

A.       DIRECTORS (Street address only - P.O. Box NOT acceptable)

Chairman: David R. Humble

Address: 2696 Emerald Way N
         Deerfield Beach, FL 33446

Vice Chairman: None

Address:_____________________________________________________________________

Director:____________________________________________________________________

Address:_____________________________________________________________________

Director:____________________________________________________________________

Address:_____________________________________________________________________

B. OFFICERS (Street address only - P.O. Box NOT acceptable)

President: None

Address:_____________________________________________________________________

Vice President:______________________________________________________________

Address:_____________________________________________________________________

Secretary:___________________________________________________________________

Address:_____________________________________________________________________

Treasurer:___________________________________________________________________

Address:_____________________________________________________________________

NOTE: If necessary, you may attach an addendum to the application listing additional officers and/or directors.

13.      /s/ DAVID R. HUMBLE
         (Signature of Chairman, Vice Chairman, or any other officer listed in number 12 of the applicant)

14.      DAVID R. HUMBLE, CHAIRMAN
         (Typed or printed name and capacity of person signing application)

                                                                       EXHIBIT C
                            EDIETS ACQUISITION CORP.

                                     BY-LAWS

                                    ARTICLE I
OFFICES
                  1. The location of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                   2. The Corporation shall in addition to its registered office in the State of Delaware establish and maintain an office or offices at such place or places as the Board of Directors may from time to time find necessary or desirable.

                                   ARTICLE II

CORPORATE SEAL

                  The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and may be in such form as the Board of Directors may determine. Such seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

                                   ARTICLE III

MEETINGS OF STOCKHOLDERS

                  1. All meetings of the stockholders shall be held at the principal office of the Corporation or at such other place as shall be determined from time to time by the Board of Directors.

                  2. The annual meeting of stockholders shall be held on such day and at such time as may be determined from time to time by resolution of the Board of Directors, when they shall elect by plurality vote, a Board of Directors to hold office until the annual meeting of stockholders held next after their election and their successors are respectively elected and qualified or until their earlier resignation or removal. Any other proper business may be transacted at the annual meeting.

                  3. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting (except as otherwise provided by statute). At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

                  4. At all meetings of the stockholders each stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless such instrument provides for a longer period.

                  5. At each meeting of the stockholders each stockholder shall have one vote for each share of capital stock having voting power, registered in his name on the books of the Corporation at the record date fixed in accordance with these By-law, or otherwise determined, with respect to such meeting. Except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat, a quorum being present.

                  6. Notice of each meeting of the stockholders shall be mailed to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting. Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purposes for which the meeting is called.

                  7. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer, by the President or by the Board of Directors, and shall be called by the Secretary at the request in writing of stockholders owning a majority of the amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request by stockholders shall state the purpose or purposes of the proposed meeting.

                  8. Business transacted at each special meeting shall be confined to the purpose or purposes stated in the notice of such meeting.

                  9. The order of business at each meeting of stockholders shall be determined by the presiding officer.

                                   ARTICLE IV
DIRECTORS

                  1. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors, which may exercise all such powers and authority for and on behalf of the Corporation as shall be permitted by law, the Certificate of Incorporation or these By-laws. Each of the directors shall hold office until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.

                  2. The Board of Directors may hold their meetings within or outside of the State of Delaware, at such place or places as it may from time to time determine.

                  3. The number of directors comprising the Board of Directors shall be such number as may be from time to time fixed by resolution of the Board of Directors. In case of any increase, the Board shall have power to elect each additional director to hold office until the next annual meeting of stockholders and until his successor is elected and qualified or his earlier resignation or removal. Any decrease in the number of directors shall take effect at the time of such action by the Board only to the extent that vacancies then exist; to the extent that such decrease exceeds the number of such vacancies, the decrease shall not become effective, except as further vacancies may thereafter occur, until the time of and in connection with the election of directors at the next succeeding annual meeting of the stockholders.

                  4. If the office of any director becomes vacant, by reason of death, resignation, disqualification or otherwise, a majority of the directors then in office, although less than a quorum, may fill the vacancy by electing a successor who shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or his earlier resignation or removal.

                  5. The directors shall elect from among their members a Chairman of the Board of Directors who shall serve until the next annual meeting of directors and until his successor has been duly elected and qualify. The Chairman shall preside at the meetings of the Board of Directors and at the meetings of stockholders and shall perform such other duties as from time may be assigned to him by the Board of Directors or the Executive Committee.

                  6. Any director may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect upon receipt thereof by the

Board, or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary.

                                    ARTICLE V

COMMITTEES OF DIRECTORS

                  1. By resolutions adopted by a majority of the whole Board of Directors, the Board may designate an Executive Committee and one or more other committees, each such committee to consist of one or more directors of the Corporation. The Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation (except as otherwise expressly limited by statute), including the power and authority to declare dividends and to authorize the issuance of stock, and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall have such of the powers and authority of the Board as may be provided from time to time in resolutions adopted by a majority of the whole Board.

                  2. The requirements with respect to the manner in which the Executive Committee and each such other committee shall hold meetings and take actions shall be set forth in the resolutions of the Board of Directors designating the Executive Committee or such other committee.

                                   ARTICLE VI

COMPENSATION OF DIRECTORS

                  The directors shall receive such compensation for their services as may be authorized by resolution of the Board of Directors, which compensation may include an annual fee and a fixed sum for expense of attendance at regular or special meetings of the Board or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE VII

MEETINGS OF DIRECTORS; ACTION WITHOUT A MEETING

                  1. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as may be determined from time to time by resolution of the Board.

                  2. Special meetings of the Board of Directors shall be held whenever called by the President of the Corporation or the Board of Directors on at least 24 hours' notice to each director. Except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-laws, the purpose or purposes of any such special meeting need not be stated in such notice, although the time and place of the meeting shall be stated.

                  3. At all meetings of the Board of Directors, the presence in person of a majority of the members of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by statute, by the Certificate of Incorporation or by these By-laws, if a quorum shall be present the act of a majority of the directors present shall be the act of the Board.

                  4. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of committee. Any director may participate in a meeting of the Board, or any committee designated by the Board, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.

                                  ARTICLE VIII

OFFICERS

                  1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Vice President, a Treasurer and a Secretary. The Board may also choose one or more Assistant Secretaries and Assistant Treasurers, and such other officers as it shall deem necessary.

Any number of offices may be held by the same person.

                  2. The salaries of all officers of the Corporation shall be fixed by the Board of Directors, or in such manner as the Board may prescribe.

                  3. The officers of the Corporation shall hold office until their successors are elected and qualified, or until their earlier resignation or removal. Any officer may be at any time removed from office by the Board of Directors, with or without cause. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                  4. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect upon receipt thereof by the Board or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary.

                                   ARTICLE IX

CHIEF EXECUTIVE OFFICER

                  The Chief Executive Officer shall be the chief executive officer of the Corporation. Subject to the supervision and direction of the Board of Directors, he shall be responsible for managing the affairs of the Corporation. He shall have supervision and direction of all of the other officers of the Corporation and shall have the powers and duties usually and customarily associated with the office of chief executive officer. In the absence of the Chairman, the Chief Executive Officer shall preside at the meetings of the Board of Directors and at the meetings of stockholders and shall perform such other duties as from time may be assigned to him by the Board of Directors or the Executive Committee.

                                    ARTICLE X

PRESIDENT

                  The President shall be the chief operating officer of the Corporation. Subject to the supervision and direction of the Board of Directors, he shall be responsible for the day to day operations of the Corporation and shall have the powers and duties usually and customarily associated with the office of chief operating officer.

                                   ARTICLE XI

VICE PRESIDENT

                  The Vice President shall have such powers and perform such duties as may be delegated to him by the Board of Directors, the Chief Executive Officer or the President.

                                   ARTICLE XII

TREASURER AND ASSISTANT TREASURER

                  1. The Treasurer shall have the custody of the corporate funds and securities, and shall deposit or cause to be deposited under his direction all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Chief Executive Officer, the President or the Board of Directors, or pursuant to authority granted by it. He shall render to the Chief Executive Officer, the President and the Board whenever they may require it an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall have such other powers and duties as may be delegated to him by the Chief Executive Officer, the President or the Board.

                  2. The Assistant Treasurer shall, in case of the absence of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other powers and duties as may be delegated to him by the Chief Executive Officer or the President.

                                  ARTICLE XIII

SECRETARY AND ASSISTANT SECRETARY

                  1. The Secretary shall attend all meetings of the Board of Directors and of the stockholders, and shall record the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for the committees of the Board when required.

                  2. The Secretary shall give, or cause to be given, notice of meetings of the stockholders, of the Board of Directors and of the committees of the Board. He shall keep in safe custody the seal of the Corporation, and when authorized by the President, an Executive Vice President or a Vice President, shall affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. He shall have such other powers and duties as may be delegated to him by the Chief Executive Officer or the President.

                  3. The Assistant Secretary shall, in case of the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other powers and duties as may be delegated to them by the Chief Executive Officer or the President.

                                   ARTICLE XIV

CERTIFICATES OF STOCK

                  The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the President, the Executive Vice President or the Senior Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

                                   ARTICLE XV

CHECKS

                  All checks, drafts and other orders for the payment of money and all promissory notes and other evidences of indebtedness of the Corporation shall be signed by such officer or officers or such other person as may be designated by the Board of Directors or pursuant to authority granted by it.

                                   ARTICLE XVI

FISCAL YEAR

                  The fiscal year of the Corporation shall be as determined from time to time by resolution duly adopted by the Board of Directors.

                                  ARTICLE XVII

NOTICES AND WAIVERS

                  1. Whenever by statute, by the Certificate of Incorporation or by these By-laws it is provided that notice shall be given to any director or stockholder, such provision shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States mail, postage prepaid, directed to such stockholder or director at his address as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus deposited. Notice of regular or special meetings of the Board of Directors may also be given to any director by telephone or by telex, telegraph or cable, and in the latter event the notice shall be deemed to be given at the time such notice, addressed to such director at the address hereinabove provided, is transmitted by telex (with confirmed answerback), or delivered to and accepted by an authorized telegraph or cable office.

                  2. Whenever by statute, by the Certificate of Incorporation or by these By-laws a notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of any stockholder or director at any meeting thereof shall constitute a waiver of notice of such meeting by such stockholder or director, as the case may be, except as otherwise provided by statute.

                                  ARTICLE XVIII
INDEMNIFICATION

                  All persons who the Corporation is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect) shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other such rights to which those seeking indemnification from the Corporation may be entitled, including, but not limited to, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance policy, other by-law or charter provision, vote of stockholders or directors, or otherwise. No repeal or amendment of this Article XVII shall adversely affect any rights of any person pursuant to this Article XVII which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

                                   ARTICLE XIX

ALTERATION OF BY-LAWS

                  The By-laws of the Corporation may be altered, amended or repealed, and new By-laws may be adopted, by the stockholders or by the Board of Directors.

                                                                       EXHIBIT D
                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   OLAS, INC.

                  The original Certificate of Incorporation of OLAS, INC. (the "Corporation") was filed by the Secretary of State on March 24, 1992 under the name Lida, Inc. This Restated Certificate of Incorporation, which further amends the Certificate of Incorporation of the Corporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders.

                  FIRST:   The name of the Corporation is:
                                eDiets.com, Inc.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the General Corporation Law of the State of Delaware.

                  FOURTH: The aggregate number of shares which the Corporation has authority to issue is 21,000,000 million shares, consisting of 20,000,000 shares of Common Stock, $.001 par value per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").

                  The presently issued and outstanding shares of Class A Common Stock shall be combined in the ratio of one (1) new share of Common Stock for each 7.5618095 shares of Class A Common Stock presently issued and outstanding.

                  The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such designation, powers, preferences and relative, participating, optional or other special rights (including voting rights), and qualifications, limitations or restrictions, as shall be established by resolution of the Board of Directors in accordance with Section 151 of the General Corporation Law.

                  FIFTH: Unless required by law or determined by the chairman of the meeting to be advisable, the vote by stockholders on any matter, including the election of directors, need not be by written ballot.

                  SIXTH: The Corporation reserves the right to in-crease or decrease its authorized capital stock, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of

Incorporation under which the Corporation is organized or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to the aforementioned reservation.

                  SEVENTH: The Board of Directors shall have the power at any time, and from time to time, to adopt, amend and repeal any and all By-laws of the Corporation.

                  EIGHTH:  1.       Indemnification

                  The Corporation shall, and does hereby, indemnify to the fullest extent permitted or authorized by the Delaware General Corporation Law or judicial or administrative decisions, as the same exists or may hereafter be amended or interpreted differently in the future (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than permitted prior thereto), each person (including the current and future heirs, beneficiaries, personal representatives and estate of such person) who was or is a party, or is threatened to be made a party, or was or is a witness, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") and whether the basis of such Proceeding is an allegation of an action in an official capacity of such person related to the Corporation or any other capacity while such person is serving as an officer, director, employee or agent of the Corporation, against any liability (which for purposes of this Article shall include any judgment, settlement, penalty or fine) or cost, charge or expense (including attorneys' fees) asserted against him or incurred by him by reason of the fact that such indemnified person (1) is or was a director, officer or employee of the Corporation or (2) is or was an agent of the Corporation as to whom the Corporation, by action of its Board of Directors, has agreed to grant such indemnity or (3) is or was serving, at the request of the Corporation, as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of any employee benefit plan) or (4) is or was serving as an agent of such other corporation, partnership, joint venture, trust or other enterprise described in clause (3) hereof as to whom the Corporation, by action of its Board of Directors, has agreed to grant such indemnity. Each director, officer, employee or agent of the Corporation to whom indemnification rights under this Section 1 of this Article have been granted shall be referred to as an "Indemnified Person."

                  Notwithstanding the foregoing, except as specified in Section 3 of this Article, the Corporation shall not be required to indemnify an Indemnified Person in connection with a Proceeding (or any part thereof) initiated by such Indemnified Person unless such authorization for such Proceeding (or any part thereof) was not denied by the Board of Directors of the Corporation prior to sixty (60) days after receipt of notice thereof from such Indemnified Person stating his intent to initiate such Proceeding and only upon such terms and conditions as the Board of Directors may deem appropriate.

                  2.       Advance of Costs, Charges and Expenses

                  Costs, charges and expenses (including attorneys' fees) incurred by an officer, director, employee or agent who is an Indemnified Person in defending a Proceeding shall be paid by the Corporation to the fullest extent permitted or authorized by the Delaware General Corporation Law or judicial or administrative decisions, as the same exists or may hereafter be amended or interpreted differently in the future (but, in the case of any such future amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader rights to advance costs, charges and expenses than permitted prior thereto), in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the Indemnified Person to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision that such person is not entitled to be indemnified by the Corporation as authorized in this Article and upon such other terms and conditions, in the case of an agent as to whom the Corporation has agreed to grant such indemnity, as the Board of Directors may deem appropriate. The Corporation may, upon approval of the Indemnified Person, authorize the Corporation's counsel to represent such person in any Proceeding, whether or not the Corporation is a party to such Proceeding. Such authorization may be made by the Board of Directors by majority vote, including directors who are parties to such Proceeding.

                  3.       Procedure for Indemnification

                  Any indemnification or advance under this Article shall be made promptly and in any event within sixty (60) days upon the written request of the Indemnified Person (except in the case of a claim for an advancement of costs, charges or expenses, in which case the applicable period shall be twenty
(20) days). The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnified Person in any court of competent jurisdiction if the Corporation denies such request under this Article, in whole or in part, or if no disposition thereof is made within sixty (60) days or twenty (20) days, as may be applicable. Such Indemnified Person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advancement of costs, charges or expenses, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action that the claimant has not met the standard of conduct, if any, required by the Delaware General Corporation Law or judicial or administrative decisions, as the same exists or may hereafter be amended or interpreted differently in the future (but, in the case of any such future amendment or interpretation, only to the extent that such amendment or interpretation does not impose a more stringent standard of conduct than permitted prior thereto), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant or advancement for the claimant is proper in the circumstances because he has met the applicable standard of conduct, if any, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  4.       Non-Exclusivity; Survival of Indemnification

                  The indemnification and advancement provided by this Article shall not be deemed exclusive of any other rights to which those Indemnified Persons may be entitled under any agreement, vote of stockholders or disinterested directors or recommendation of counsel or otherwise, both as to actions in such person's official capacity and as to actions in any other capacity while holding such office or position, and shall continue as to an Indemnified Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, beneficiaries, personal representatives and the estate of such person. All rights to indemnification and advancement under this Article shall be deemed to be a contract between the Corporation and each Indemnified Person who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such Indemnified Person, or the obligations of the Corporation arising hereunder, for claims relating to matters occurring prior to such repeal or modification.

                  5.       Insurance

                  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan) against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the applicable provisions of the Delaware General Corporation Law.

                  6.       Savings Clause

                  If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance costs to each Indemnified Person as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any Proceeding, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and as permitted by the Delaware General Corporation Law.

                  NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or amendment of this Article shall adversely affect any rights of any person pursuant to this Article which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

Dated:  November 17, 1999.
                                               OLAS, INC.
                                               By: /S/ ISAAC KIER
                                               Name:  Isaac Kier
                                               Title: President

                                   OLAS, INC.

                                     BY-LAWS

                                    ARTICLE I
OFFICES

                  1. The location of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                   2. The Corporation shall in addition to its registered office in the State of Delaware establish and maintain an office or offices at such place or places as the Board of Directors may from time to time find necessary or desirable.

                                   ARTICLE II

CORPORATE SEAL

                  The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and may be in such form as the Board of Directors may determine. Such seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

                                   ARTICLE III

MEETINGS OF STOCKHOLDERS

                  1. All meetings of the stockholders shall be held at the principal office of the Corporation or at such other place as shall be determined from time to time by the Board of Directors.

                  2. The annual meeting of stockholders shall be held on such day and at such time as may be determined from time to time by resolution of the Board of Directors, when they shall elect by plurality vote, a Board of Directors to hold office until the annual meeting of stockholders held next after their election and their successors are respectively elected and qualified or until their earlier resignation or removal. Any other proper business may be transacted at the annual meeting.

                  3. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting (except as otherwise provided by statute). At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

                  4. At all meetings of the stockholders each stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless such instrument provides for a longer period.

                  5. At each meeting of the stockholders each stockholder shall have one vote for each share of capital stock having voting power, registered in his name on the books of the Corporation at the record date fixed in accordance with these By-law, or otherwise determined, with respect to such meeting. Except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat, a quorum being present.

                  6. Notice of each meeting of the stockholders shall be mailed to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting. Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purposes for which the meeting is called.

                  7. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer, by the President or by the Board of Directors, and shall be called by the Secretary at the request in writing of stockholders owning a majority of the amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request by stockholders shall state the purpose or purposes of the proposed meeting.

                  8. Business transacted at each special meeting shall be confined to the purpose or purposes stated in the notice of such meeting.

                  9. The order of business at each meeting of stockholders shall be determined by the presiding officer.

                                   ARTICLE IV

DIRECTORS

                  1. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors, which may exercise all such powers and authority for and on behalf of the Corporation as shall be permitted by law, the Certificate of Incorporation or these By-laws. Each of the directors shall hold office until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.

                  2. The Board of Directors may hold their meetings within or outside of the State of Delaware, at such place or places as it may from time to time determine.

                  3. The number of directors comprising the Board of Directors shall be such number as may be from time to time fixed by resolution of the Board of Directors. In case of any increase, the Board shall have power to elect each additional director to hold office until the next annual meeting of stockholders and until his successor is elected and qualified or his earlier resignation or removal. Any decrease in the number of directors shall take effect at the time of such action by the Board only to the extent that vacancies then exist; to the extent that such decrease exceeds the number of such vacancies, the decrease shall not become effective, except as further vacancies may thereafter occur, until the time of and in connection with the election of directors at the next succeeding annual meeting of the stockholders.

                  4. If the office of any director becomes vacant, by reason of death, resignation, disqualification or otherwise, a majority of the directors then in office, although less than a quorum, may fill the vacancy by electing a successor who shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or his earlier resignation or removal.

                  5. The directors shall elect from among their members a Chairman of the Board of Directors who shall serve until the next annual meeting of directors and until his successor has been duly elected and qualify. The Chairman shall preside at the meetings of the Board of Directors and at the meetings of stockholders and shall perform such other duties as from time may be assigned to him by the Board of Directors or the Executive Committee.

                  6. Any director may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect upon receipt thereof by the Board, or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary.

                                    ARTICLE V

COMMITTEES OF DIRECTORS

                  1. By resolutions adopted by a majority of the whole Board of Directors, the Board may designate an Executive Committee and one or more other committees, each such committee to consist of one or more directors of the Corporation. The Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation (except as otherwise expressly limited by statute), including the power and authority to declare dividends and to authorize the issuance of stock, and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall have such of the powers and authority of the Board as may be provided from time to time in resolutions adopted by a majority of the whole Board.

                  2. The requirements with respect to the manner in which the Executive Committee and each such other committee shall hold meetings and take actions shall be set forth in the resolutions of the Board of Directors designating the Executive Committee or such other committee.

                                   ARTICLE VI

COMPENSATION OF DIRECTORS

                  The directors shall receive such compensation for their services as may be authorized by resolution of the Board of Directors, which compensation may include an annual fee and a fixed sum for expense of attendance at regular or special meetings of the

Board or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE VII

MEETINGS OF DIRECTORS; ACTION WITHOUT A MEETING

                  1. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as may be determined from time to time by resolution of the Board.

                  2. Special meetings of the Board of Directors shall be held whenever called by the President of the Corporation or the Board of Directors on at least 24 hours' notice to each director. Except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-laws, the purpose or purposes of any such special meeting need not be stated in such notice, although the time and place of the meeting shall be stated.

                  3. At all meetings of the Board of Directors, the presence in person of a majority of the members of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by statute, by the Certificate of Incorporation or by these By-laws, if a quorum shall be present the act of a majority of the directors present shall be the act of the Board.

                  4. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of committee. Any director may participate in a meeting of the Board, or any committee designated by the Board, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.

                                  ARTICLE VIII

OFFICERS

                  1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Vice President, a Treasurer and a Secretary. The Board may also choose one or more Assistant Secretaries and Assistant Treasurers, and such other officers as it shall deem necessary.

Any number of offices may be held by the same person.

                  2. The salaries of all officers of the Corporation shall be fixed by the Board of Directors, or in such manner as the Board may prescribe.

                  3. The officers of the Corporation shall hold office until their successors are elected and qualified, or until their earlier resignation or removal. Any officer may be at any time removed from office by the Board of Directors, with or without cause. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                  4. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect upon receipt thereof by the Board or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary.

                                   ARTICLE IX

CHIEF EXECUTIVE OFFICER

                  The Chief Executive Officer shall be the chief executive officer of the Corporation. Subject to the supervision and direction of the Board of Directors, he shall be responsible for managing the affairs of the Corporation. He shall have supervision and direction of all of the other officers of the Corporation and shall have the powers and duties usually and customarily associated with the office of chief executive officer. In the absence of the Chairman, the Chief Executive Officer shall preside at the meetings of the Board of Directors and at the meetings of stockholders and shall perform such other duties as from time may be assigned to him by the Board of Directors or the Executive Committee.

                                    ARTICLE X

PRESIDENT

                  The President shall be the chief operating officer of the Corporation. Subject to the supervision and direction of the Board of Directors, he shall be responsible for the day to day operations of the Corporation and shall have the powers and duties usually and customarily associated with the office of chief operating officer.

                                   ARTICLE XI

VICE PRESIDENT

                  The Vice President shall have such powers and perform such duties as may be delegated to him by the Board of Directors, the Chief Executive Officer or the President.

                                   ARTICLE XII

TREASURER AND ASSISTANT TREASURER

                  1. The Treasurer shall have the custody of the corporate funds and securities, and shall deposit or cause to be deposited under his direction all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Chief Executive Officer, the President or the Board of Directors, or pursuant to authority granted by it. He shall render to the Chief Executive Officer, the President and the Board whenever they may require it an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall have such other powers and duties as may be delegated to him by the Chief Executive Officer, the President or the Board.

                  2. The Assistant Treasurer shall, in case of the absence of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other powers and duties as may be delegated to him by the Chief Executive Officer or the President.

                                  ARTICLE XIII

SECRETARY AND ASSISTANT SECRETARY

                  1. The Secretary shall attend all meetings of the Board of Directors and of the stockholders, and shall record the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for the committees of the Board when required.

                  2. The Secretary shall give, or cause to be given, notice of meetings of the stockholders, of the Board of Directors and of the committees of the Board. He shall keep in safe custody the seal of the Corporation, and when authorized by the President, an Executive Vice President or a Vice President, shall affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. He shall have such other powers and duties as may be delegated to him by the Chief Executive Officer or the President.

                  3. The Assistant Secretary shall, in case of the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other powers and duties as may be delegated to them by the Chief Executive Officer or the President.

                                   ARTICLE XIV

CERTIFICATES OF STOCK

                  The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the President, the Executive Vice President or the Senior Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

                                   ARTICLE XV

CHECKS

                  All checks, drafts and other orders for the payment of money and all promissory notes and other evidences of indebtedness of the Corporation shall be signed by such officer or officers or such other person as may be designated by the Board of Directors or pursuant to authority granted by it.

                                   ARTICLE XVI

FISCAL YEAR

                  The fiscal year of the Corporation shall be as determined from time to time by resolution duly adopted by the Board of Directors.

                                  ARTICLE XVII

NOTICES AND WAIVERS

                  1. Whenever by statute, by the Certificate of Incorporation or by these By-laws it is provided that notice shall be given to any director or stockholder, such provision shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States mail, postage prepaid, directed to such stockholder or director at his address as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus deposited. Notice of regular or special meetings of the Board of Directors may also be given to any director by telephone or by telex, telegraph or cable, and in the latter event the notice shall be deemed to be given at the time such notice, addressed to such director at the address hereinabove provided, is transmitted by telex (with confirmed answerback), or delivered to and accepted by an authorized telegraph or cable office.

                  2. Whenever by statute, by the Certificate of Incorporation or by these By-laws a notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of any stockholder or director at any meeting thereof shall constitute a waiver of notice of such meeting by such stockholder or director, as the case may be, except as otherwise provided by statute.

                                  ARTICLE XVIII

INDEMNIFICATION

                  All persons who the Corporation is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect) shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other such rights to which those seeking indemnification from the Corporation may be entitled, including, but not limited to, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance policy, other by-law or charter provision, vote of stockholders or directors, or otherwise. No repeal or amendment of this Article XVII shall adversely affect any rights of any person pursuant to this Article XVII which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

                                  ARTICLE XIX

ALTERATION OF BY-LAWS

                  The By-laws of the Corporation may be altered, amended or repealed, and new By-laws may be adopted, by the stockholders or by the Board of Directors.

                                                                       EXHIBIT E
                                   Olas, Inc.

                               660 Madison Avenue

                               New York, NY 10021

                                  June 23, 1999

eDiets.com, Inc.
3467 Hillsboro Boulevard
Deerfield Beach, Florida 33442

Attn:  Mr. David Humble
       Chairman and Chief Executive Officer

Dear Mr. Humble:

                  The purpose of this letter is to confirm the intentions of the parties hereto with respect to the acquisition by Olas, Inc. ("Olas") of all of the outstanding shares of capital stock (the "Shares") of eDiets.com, Inc. ("eDiets"), from the stockholders of eDiets (the "Stockholders") pursuant to a merger (the "Merger") of eDiets into Olas or of a subsidiary of Olas into eDiets. The principal terms of the purchase and sale would be as follows:

                  I. Olas would acquire good and marketable title to all of the Shares, free and clear of all liens, encumbrances or claims.

                  II. At the Closing, all of the assets (real, personal and intangible) which are owned by eDiets, or used in its business, would be free and clear of any liens, claims or encumbrances of any nature whatsoever (except for obligations under any contracts or indebtedness which are expressly disclosed to Olas.

                  III. Immediately prior to the Closing, Olas would effect an approximately 1 for 15 reverse stock split, such that there will be 600,000 shares of Class A Common Stock of Olas issued and outstanding, including the 75,000 shares issued pursuant to Paragraph VII E. below, but excluding any shares underlying options issued pursuant to Paragraph VIIF. below or shares issued pursuant to Paragraph VIIG. below .

                  IV. At the closing (the "Closing") of the Merger, Olas would issue 4,400,000 shares of its Class A common
eDiets.com, Inc.
June 23, 1999
Page 2

         stock (the "Olas Stock") to the Stockholders (the "Purchase Price"), in full consideration for all of the outstanding shares of capital stock (including, without limitation, all classes of preferred stock) of eDiets, free and clear of all liens.

                  V. The transaction contemplated herein is intended to be tax free under the federal income tax laws to the extent that the Stockholders receive Olas Stock in the Merger.

                  VI. The transaction contemplated herein is subject to the execution and delivery by the parties hereto of a mutually satisfactory definitive Merger Agreement containing representations and warranties (which would survive the Closing), covenants and closing conditions of a type which are customarily included in such agreements, including, but not limited to, reciprocal indemnification provisions by Olas (on one hand) and by eDiets and the Stockholders (on the other hand).

                  VII. The transaction contemplated herein would also be subject to:

                           A. The approval thereof by the Board of Directors and Stockholders, if necessary, of Olas and the Board of Directors and Stockholders of eDiets;

                           B. Each of eDiets and Olas being satisfied with the results of its "due diligence" investigation of the other's business, liabilities, properties and assets;

                           C. The conversion of all outstanding Class B Common Stock, if any, into Class A common stock of Olas prior to the Merger;

                           D. The receipt of all required third party, governmental and administrative consents and approvals;

                           E. The issuance by Olas to Whale Securities Co., L.P. ("Whale"), Olas' financial advisor, of such number of shares of Olas Stock, that will be equal to 75,000 shares, after giving effect to the reverse stock split described in Paragraph III above, in consideration
eDiets.com, Inc.
June 23, 1999
Page 3
         of Whale's services to Olas in connection with the Merger;

                           F. The issuance by Olas to Isaac Kier or his designee(s) of options to purchase such number of shares of Class A common stock of Olas that will be equal to 16,250 shares after giving effect to the reverse stock split described in Paragraph III, above, at an exercise price of $2.85 per share in consideration of services rendered by Mr. Kier to Olas in connection with finding, structuring and negotiating merger alternatives for Olas, including the Merger.

                           G. The consummation of a private placement financing yielding gross proceeds in the minimum amount of $4,000,000, pursuant to the letter of intent with Whale attached hereto.

                  VIII. Each of the parties hereto hereby represents and warrants to the other parties hereto that it or he has done nothing to incur any obligation or liability for a finder's fee, commission, brokerage fee or like payment in connection with the transactions contemplated hereby.

                  IX. As long as Olas is proceeding in good faith with respect to the transactions contemplated hereby, neither eDiets nor Olas shall, nor shall the Stockholders, authorize or permit eDiets' or Olas', as the case may be, officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative of eDiets or Olas to sell, agree to sell or enter into any arrangements or negotiations or authorize any third party to enter into negotiations or solicit offers of any type relating to the sale, transfer or other disposition of eDiets' or Olas' assets or capital stock (including any merger or consolidation involving eDiets or Olas); provided, however, that the foregoing prohibition shall terminate if a definitive agreement has not been executed and delivered by the parties thereto within ninety (90) days from the date of execution hereof by eDiets, unless otherwise extended by mutual agreement of eDiets and Olas.

eDiets.com, Inc.
June 23, 1999
Page 4

                  X. Each of eDiets and Olas and their respective representatives shall be given access, during normal business hours and upon prior notification, to each other's facilities, employees, books and records for the purpose of conducting a "due diligence" investigation. Each of the parties agrees that all confidential information which is obtained by it in connection with the foregoing shall be maintained by it on a confidential basis, until the transactions contemplated hereby are consummated or said information becomes otherwise ascertainable from public sources; and each of the parties further agrees that if the transactions contemplated hereby are not consummated for any reason whatsoever, it shall promptly return all written manifestations of said confidential information (and all copies thereof). Each party shall cooperate fully in connection with any due diligence investigation hereunder.

                  XI. eDiets and Olas shall consult with each other prior to issuing any press release or otherwise making any public statement with respect to the contents of this document or the transactions contemplated hereby, and none of the parties hereto shall issue any such press release or make any such public statement prior to such consultation, except as may be required by law or applicable stock exchange or NASDAQ regulations.

                  Except for the provisions of paragraphs VIII, IX, X and XI (which are intended to be binding agreements), this statement of intent does not, and is not intended to, constitute a legally binding obligation on the part of any of the parties hereto. It does, however, constitute a statement of the intention of said parties to promptly proceed in good faith with respect to the transactions contemplated hereby. If the foregoing is in eDiets.com, Inc.
June 23, 1999
Page 5

accordance with your understanding, please so acknowledge by signing the enclosed copy of this letter and returning it to the undersigned.

                                                Very truly yours,

                                                OLAS, INC.

                                                By: /s/  ISAAC KIER
                                                         Isaac Kier
                                                         President and Chief
                                                         Executive Officer

AGREED TO AND ACCEPTED AS OF
THIS ___ DAY OF JUNE, 1999 BY:

EDIETS.COM, INC.

By:/s/ DAVID HUMBLE
       David Humble
       Chairman and Chief Executive Officer

STOCKHOLDER:

/s/ DAVID HUMBLE
    DAVID HUMBLE

_______________, 1999
Page 1
                                                                       EXHIBIT F
           [Letterhead of Nason, Yeager, Gerson, White & Lioce, P.A.]

                                                            _______________,1999

Olas, Inc.
660 Madison Avenue

New York, New York 10021

EDiets Acquisition Corp.

Gentlemen:

         We have acted as counsel for eDiets.com, Inc., a Delaware corporation (the "Company"), and David R. Humble ("Stockholder") in connection with the entering into of the Agreement and Plan of Merger and Reorganization dated as of August 30, 1999 (the "Merger Agreement"), among Olas, Inc., a Delaware corporation ("Olas"), EDiets Acquisition Corp., a Delaware corporation ("Subsidiary"), the Company and Stockholder, and each of the agreements, documents and instruments to be executed by the parties pursuant to the Merger Agreement (collectively, the "Ancillary Documents").

         This opinion is being delivered to you pursuant to the provisions of
Section 6. 1 (f) of the Merger Agreement. Our opinions are limited to the date hereof, and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof. All capitalized terms used herein, unless expressly defined herein, shall have the meanings ascribed to such terms in the Merger Agreement.

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of each of the Merger Agreement and the Ancillary Documents as well as such other documents and corporate and public records (including the Company's Certificate of

_______________, 1999
Page 2

Incorporation, By-Laws, minutes of certain meetings of the Board of Directors of the Company and Financial Statements) as we deemed to be necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies, Except as expressly set forth in this Opinion Letter, we have not undertaken any independent investigation, examination or inquiry to confirm or determine the existence or absence of any facts, searched any of the books, records or files of the Company or any of its affiliates (except where such books, records or files were provided to us by the Company), searched any internal file, court file, public record or other information collection, or examined or reviewed any communication, instrument, agreement, document, file, record or other item.

         As to factual matters material to such opinion which were not otherwise independently established, we have relied exclusively and without investigation upon the certificates of appropriate state and local officials, upon representations set forth in the Merger Agreement and Ancillary Documents, upon the representatives of executive officers and responsible employees and agents of the Company and upon such other data as we deemed to be appropriate under the circumstances.

         Where reference is made in this Opinion Letter to matters within our knowledge, or to facts and circumstances known to us, such reference means the actual knowledge of those attorneys within our firm who have given substantive attention to the Merger Agreement and the transactions contemplated thereby. By actual knowledge, we mean the conscious awareness of information about either fact or law (depending upon usage) of any such lawyer without undertaking any investigation to determine the existence or absence of any facts, either within our firm or otherwise.

         We express no opinion respect the Merger Agreement or any other document or any right, power, privilege, remedy or interest intended or purported to be created thereunder, insofar as: (a) any of the rights, powers, privileges, remedies and interests of a party thereunder may be limited (i) by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization or other laws affecting any rights, powers, privileges, remedies and interests of creditors generally, (ii) by rules or principles of equity or public policy affecting the enforcement of obligations generally, whether considered in a proceeding at law, in equity or otherwise including (without limitation) those pertaining to good faith, fair dealing, diligence, reasonableness, unconscionability, impossibility of performance or other cure, surety rights or defenses, waiver, laches, estoppel or judicial deference, or
(iii) by the exercise of the discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable or other remedies, including (without limitation) specific performance, injunctive relief and indemnification; (b) the rights, powers, privileges, remedies and interests of any party under the Merger Agreement or any other document or applicable law may be exercised or otherwise enforced in bad faith, in a commercially unreasonable manner or for immaterial breaches, consequences or damages; and (c) any term or provision of the Merger Agreement or any other document purportedly grants to a party, or permits a party to exercise or

_______________, 1999
Page 3

otherwise enforce or pursue, specific rights, powers, privileges, remedies or interests in a manner impermissible: under or otherwise inconsistent with applicable laws or public policy from time, to time in effect including (without limitation) agreements to agree, reformation, severability, exculpations and indemnifications, penalties, waivers, releases, powers of attorney and collateral disposition, election of remedies and non-judicial remedies (including, without limitation, the indemnification, non-compete and waiver provisions contained in the Merger Agreement).

         Based upon the foregoing and such consideration of matters of law as we deemed to be relevant, and subject to the qualifications and assumptions set forth herein, we are of the following opinion:

         1 The Company is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the State of Delaware. The Company has, and did have on the date of execution of the Merger Agreement and as of the Closing Date, the requisite corporate power and corporate authority to own, lease and operate its assets, to carry on its business, and to execute, deliver and perform its obligations under the Merger Agreement and the Ancillary Documents to which it is a party.

         2. The Company has no subsidiaries.

         3. The execution, delivery and performance by the Company of the Merger Agreement and the Ancillary Documents, and the consummation of the transactions contemplated thereby, have been duly authorized and approved by all necessary corporate actions on the part of the Company and the Company has all necessary corporate power with respect thereto.

         4. To our knowledge, the Stockholder has the requisite capacity to execute, deliver and perform his respective obligations under the Merger Agreement and the Ancillary Documents to which he is a party.

         5. The Merger Agreement and each of the Ancillary Documents are the valid and binding legal obligations of the Company and the Stockholder, to the extent they are parties, and are enforceable against each of them (to the extent they are parties thereto) in accordance with their respective term, subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general application (including, without limitation, statutory or other similar laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally and (b) general principles of equity that may limit the enforceability of the remedies, covenants or other provisions of the Merger Agreement or the Ancillary Documents and the availability of injunctive relief or other equitable remedies.

         6. The execution, delivery and performance by the Company and the Stockholder of the Merger Agreement and the Ancillary Documents to which either of them is a party will not (i) violate or conflict with any term of either the Certificate of Incorporation or the

_______________, 1999
Page 4

By-Laws of the Company; or (ii) violate or, alone or with the passage of time, result in the breach or termination of, or otherwise (with or without the giving of notice or the passage of time or both) entitle any party to terminate or declare a default under any agreement to which the Company or the Stockholder is or was a party or by which it or he is bound, or to which any of the Company's properties, assets or businesses are subject and that we are aware of; or (iii) violate any judgment, order, injunction, decree or award binding upon the Company or the Stockholder or the business or assets of the Company that we are aware of.

         7. To our knowledge:, all outstanding shares of the capital stock of the Company are owned of record by the Stockholder and have been duly and validly issued, and are fully paid and nonassessable. Except as otherwise disclosed on Schedule 3.2 to the Merger Agreement, to our knowledge, there are no outstanding rights (i) to acquire any capital stock of the Company from either the Company or the Stockholder, or shares of capital stock issuable upon exercise of options and outstanding stock purchase warrants of either the Company or the Stockholder or (ii) to acquire any additional capital stock of the Company, including without limitation any outstanding subscriptions, warrants, calls, options, rights, commitments or agreements, actual or contingent, by which the Stockholder is bound calling for the issuance of shares of any class of its capital stock, or for the issuance of any securities convertible or exchangeable, into shares of its capital stock.

         8. To our knowledge, the shares of the Company's common stock have been delivered to the Subsidiary free and clear of any and all liens, security interests, pledges, claims, charges, voting trusts and encumbrances of any kind whatsoever.

         9. We have performed a federal and state Uniform Commercial Code lien search, and a national judgment search, and we have discovered no liens or judgments against the Company. To our knowledge, there is no (i) claim, suit, action, arbitration or legal, administrative or other proceeding or governmental investigation or tax audit, pending or threatened against or related to the Company or the Stockholder or (ii) judgment, order, injunction or decree of any court, governmental authority or regulatory agency, to which either the Company or the Stockholder are subject, which might materially and adversely affect or restrict the ability of the Company or the Stockholder to consummate the transactions in the manner contemplated by the Merger Agreement and the Ancillary Documents or have a material adverse effect on the Company.

         10. No governmental license, permit or authorization, and no registration, declaration or filing with any governmental authority or regulatory agency, is required under any law, rule or regulation in connection with the execution, delivery and performance of the Merger Agreement and the Ancillary Documents.

         11. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the terms of the Merger Agreement, and upon acceptance of such filing and certification by the State of Delaware, the Merger shall have been duty consummated in accordance with the laws of the State of Delaware.

_______________, 1999
Page 5

         We are attorneys admitted to practice in the State of Florida and we are not, and do not purport to be, experts as to the laws of any other jurisdiction other than Federal law and the General Corporation Law of the State of Delaware. The opinions set forth herein are limited to Florida Law, the General Corporation Law of the State of Delaware and Federal law.

         In giving the opinion set forth above we have assumed (i) the due authorization, execution and delivery of the Merger Agreement and the Ancillary Documents by each of the parties thereto other than the Company and the stockholders of the Company; (ii) that all such other parties thereto have all requisite power and authority under applicable laws, regulations and governing documents to execute and deliver the Merger Agreement and the Ancillary Documents; (iii) each certificate, report or other document issued by any governmental official, office or agency concerning any person, asset, property or status is, and all public records (including their proper indexing and filing) are, accurate, complete, authentic and current and remain so as of the date hereof; (iv) there has not been any mutual mistake of fact, misunderstanding, fraud, duress or undue influence, and the conduct of the parties to the Merger Agreement has complied with any requirement of good faith, fair dealing and conscionability; (v) there are no written or oral agreements or understandings among the parties not known to us that would define, supplement or qualify any term or provision of the Merger Agreement; and (vi) no party will in the future take any action (including a decision not to act) that (1) is prohibited under the Merger Agreement, any Ancillary Document or applicable law, or (2) may be permitted, but not required, under the Merger Agreement if such action would result in any violation of applicable law or constitute any violation or default under the Merger Agreement or any Corporate Documents.

         This opinion is solely for the benefit of Olas and Subsidiary and may not be relied upon by any other person. Copies of this opinion may not be furnished to any other person without our prior written consent. The opinions expressed herein are as of the date hereof, and we make no undertaking to update, supplement or amend such opinions as facts and circumstances come to our attention or changes in law occur which could affect our opinions.

                                      Very truly yours,
                                      NASON, YEAGER, GERSON, WHITE & LIOCE, P.A.

                                                                       EXHIBIT G
                              EMPLOYMENT AGREEMENT

         Agreement, dated as of the ___ day of November, 1999, by and between EDIETS.COM, INC., a Delaware corporation having its principal place of business at 3467 W. Hillsboro Boulevard, Deerfield Beach, Florida 33442 (the "Corporation") and DAVID R. HUMBLE, residing at 2896 Emerald Way North, Deerfield Beach, Florida 33441 (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Corporation desires to employ Executive as an executive officer, and Executive is willing to accept such employment, all subject to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto agree as follows:

         1. EMPLOYMENT AND TERM. Subject to the terms and conditions hereof, the Corporation hereby employs Executive, and Executive hereby accepts employment by the Corporation, for a period of three(3) years commencing on November , 1999, (the "Commencement Date") and ending on the third anniversary of the Commencement Date, unless terminated sooner pursuant to the provisions hereof. Thereafter, the Agreement shall be automatically renewed for successive one (1) year terms (a "Renewal Term") unless terminated by the Corporation or the Executive upon ninety (90) days' written notice prior to the beginning of a Renewal Term.

         2. DUTIES. Executive shall serve the Corporation as its Chairman of the Board and Chief Executive Officer. Executive shall perform such executive, administrative, management, marketing and other services and duties as are incidental to the offices he holds and as may, from time to time, be assigned to him by the Board of Directors of the Corporation or a committee thereof. Executive shall devote substantially all of his time to the performance of his duties hereunder. Executive further agrees to serve as an officer or director of any parent, subsidiary or affiliate of the Corporation upon the Corporation's request, with no additional compensation beyond that set forth in Paragraph 3 below.

         3.       COMPENSATION.

                  (a) As base compensation for the services to be rendered by Executive hereunder, the Corporation agrees to pay to Executive an annual base salary in the amount of One Hundred Fifty Thousand Dollars ($150,000), such salary to be paid in equal biweekly installments for so long as Executive is employed by the Corporation.

                  (b) The Executive shall receive an annual bonus for each calendar year (i) in a minimum amount equal to a percentage of the Corporation's net income before taxes for that year, with the percentage to be determined by the Corporation's Compensation Committee; plus (ii) any additional amount, if any, to be determined by Corporation's Compensation Committee in recognition of the Executive's contribution to the Corporation.

                  (c) During the term of this Employment Agreement, the Corporation shall not pay any of its other employees or officers a greater annual compensation than the compensation to be paid Executive pursuant to the preceding subparagraphs 3(a) and (b).

                  (d) Executive shall be entitled, on a basis consistent with the Corporation's policy, to reimbursement for all normal and reasonable travel, entertainment and other expenses necessarily incurred by him in the performance of his obligations hereunder. The Corporation shall reimburse Executive for such expenses upon presentation to the Corporation, within a reasonable time after such expenses are incurred, of an itemized account of such expenses, together with such vouchers or receipts for individual expense items as the Corporation may from time to time require under its established policies and procedures.

                  (e) Executive shall be entitled to participate in, or benefit from, in accordance with the eligibility and other provisions thereof, such medical insurance, pension, retirement, or other fringe benefit plans or policies as the Corporation may make available to, or have in effect for, its executive personnel from time to time. Plans and benefits currently in effect and in which Executive shall be participate during the term of this Agreement are set forth in Schedule A attached hereto. Plans and benefits may be modified or eliminated by the Corporation from time to time as it determines in its sole discretion. Executive shall also be entitled to four (4) weeks of vacation and other similar benefits in accordance with the policies of the Corporation from time to time in effect for executive personnel.

                  (f) Except as hereinafter provided, the Corporation shall pay Executive, for any period during the term of this Agreement during which he is unable fully to perform his duties because of physical or mental disability or incapacity, an amount equal to the compensation due him for such period in accordance with this Agreement, less the aggregate amount of all income disability benefits which for such period he may receive under or by reason of
(i) any applicable compulsory state disability law, (ii) the Federal Social Security Act, (iii) any applicable workmen's compensation law or similar law, and (iv) any plan towards which the Corporation or any parent, subsidiary or affiliate of the Corporation has contributed or for which it has made payroll deductions, such as group accident, disability or health policies.

4.       TERMINATION ON DISABILITY OR DEATH.

         (a) In the event that Executive, due to physical or mental disability or incapacity, is unable to substantially perform his duties hereunder for a period of three (3) successive months, the Corporation or Executive shall then have the right to terminate this Agreement and Executive's employment hereunder upon thirty (30)days' prior written notice, provided, however, that in the event that Executive shall recommence rendering services and performing all of his duties hereunder within such thirty (30) day notice period, such notice shall be vitiated, and the Corporation and the Executive shall no longer have the right to terminate based on the disability event described in the notice. Executive's employment shall terminate immediately upon his death.

         (b) Upon termination of Executive's employment by reason of his death or disability as aforesaid, Executive, or in the case of Executive's death, Executive's personal representatives, shall be entitled to receive all base compensation earned or accrued to the date of such termination and not already paid, less any benefits paid to Executive by reason of such disability.

         (c) In the event of the termination of this Agreement for any reason other than death, Executive shall have the right to purchase, and the Corporation shall assign to Executive, any insurance policy maintained by the Company on the life of Executive then in effect, for a price equal to the net cash surrender value thereof at the time of such termination.

         5. TERMINATION FOR CERTAIN CAUSES AND OTHER REASONS. In the event of the (a) willful material misconduct of Executive in the performance of his duties hereunder, (b) material breach of any provisions of Paragraphs 7, 8 or 9, or (c) conviction of the Executive for any felony under federal or state law, this Agreement and Executive's employment hereunder may be terminated by the Corporation without prior notice.

         6. CHANGE OF CONTROL. In order to protect the Executive against the possible consequences and uncertainties of a Change of Control of the Corporation (as hereinafter defined) and thereby induce the Executive to enter into the employ of the Corporation, the Corporation agrees that:

                  (a) If, during the initial three (3) year term of this Agreement, the Executive's employment is terminated by the Corporation at any time subsequent to a Change of Control other than for the causes set forth in Paragraph 5, then in such event, the Corporation shall pay the Executive within thirty (30) days after such termination, a lump sum payment in cash in an amount equal to the balance of his base salary for the remaining term of the Agreement.

                  (b) For purposes of this Paragraph 6, in the event, following a Change of Control, the Executive shall resign from his employment with the Corporation within thirty (30) calendar days after he has obtained actual knowledge of any significant change or proposed change in his title, nature of duties, employee benefits or working conditions, in each instance without his prior consent, such resignation shall be deemed to be a termination of employment by the Corporation other than for the causes set forth in Paragraph 5.

                  (c) As used in this Paragraph 6, a "Change of Control" shall be deemed to have occurred if (i) any "person" or "group of persons" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Corporation representing more than thirty-five percent (35%) of the Corporation's then outstanding securities having the right to vote on the election of directors or (ii) if directors constituting a majority of the Board of Directors are elected to the Board of Directors without the recommendation or approval of the incumbent Board of Directors.

7.       DISCLOSURE AND ASSIGNMENT OF DISCOVERIES.

         (a) Executive hereby covenants and agrees to disclose promptly and fully, in writing, whenever possible, to the Corporation and its attorneys and designated representatives, without additional compensation, all ideas, formulae, programs, systems, devices, inventions, processes, business concepts, discoveries, improvements, developments, works of authorship, product marks and designations, technical information and know-how, whether or not patentable, copyrightable or otherwise protectable relating to personalized diet and nutrition programs (together, the "Developments"), which he may conceive, develop, reduce to practice, acquire or make, alone or jointly with others:

                  (i) during the term of his employment with the Corporation, whether during or outside of the usual hours of work;

                  (ii) within a period of two (2) years after termination of his employment with the Corporation; and

                  (iii) within a period of three (3) years after termination of his employment with the Corporation, if such Developments arise out of any work done or concepts developed by Executive, alone or with others, during his employment by the Corporation.

         Executive hereby agrees that all of his right, title and interest in and to such Developments shall be deemed as held by him in a fiduciary capacity solely for the benefit of the Corporation, shall be the sole and exclusive property of the Corporation and shall be subject to the confidentiality provisions of Section 8 as confidential information of the Corporation.

         (b) Executive, when required to do so, either during or after the term of his employment with the Corporation, shall:

                  (i) assign and convey to the Corporation his entire right, title and interest in and to the Developments to the extent not owned by the Corporation as a matter of law from the time of their creation and execute, acknowledge and deliver all such further instruments and documents, in form and substance satisfactory to the Corporation, as it shall deem reasonably necessary or advisable to evidence the vesting in the Corporation of all right, title and interest of Executive in and to the Developments;

                  (ii) assist the Corporation and its agents in preparing patent applications, domestic and foreign, covering the Developments;

                  (iii) sign and deliver all such applications and assignments of the same to the Corporation; and

                  (iv) generally give all information and testimony, sign all papers and do all things which may be needed or requested by the Corporation to the end that the Corporation may obtain, extend, reissue, maintain and enforce United States and foreign patents covering the Developments.

         (c) Executive hereby irrevocably nominates and appoints the Corporation his attorney-in-fact to sign and deliver all such papers, and perform all such acts mentioned in subparagraph 7(b), in the event of Executive's absence, unavailability, or death, such nomination and appointment hereby being granted with full authority in the premises, and such authority to be deemed coupled with an interest vested in the Corporation.

         (d) The Corporation agrees to bear all expenses which it causes to be incurred in obtaining, extending, issuing, maintaining and enforcing such patents and in investing and perfecting title thereto in the Corporation, and agrees further to pay Executive for any time which it may require of him therefor, and for any services that may be required of him pursuant to subparagraph 7(b), subsequent to the termination of his employment with the Corporation, such payment to be at an hourly rate equivalent to that at which Executive is paid at the time of the termination of his employment by the Corporation.

         (e) In the event of the unenforceability of all or part of the foregoing provisions of this Paragraph 7, as determined by a court of competent jurisdiction, Executive hereby transfers and assigns to the Corporation such lesser interests in the Developments, including, without limitations, any and all United States and foreign patent rights therein and renewals thereof, as may be determined by such a court to be a reasonable grant of interests under the circumstances, but, in any event, and without limitation, Executive shall be deemed to have granted to the Corporation not less than an irrevocable, non-exclusive license, with the right to sublicense others, to manufacture, use, lease and sell the Developments which have not been assigned to the Corporation under the provisions of subparagraph 7(b), without payment of any royalty.

8.       CONFIDENTIALITY.

         (a) Executive understands and hereby acknowledges that as a result of his employment with the Corporation, he will necessarily become informed of, and have access to, certain valuable and confidential information of the Corporation and any of its subsidiaries, joint ventures and affiliates, including, without limitation, inventions, trade secrets, technical information, know-how, plans, specifications, identity of customers and suppliers, and that such information, even though it may be developed or otherwise acquired by Executive, is the exclusive property of the Corporation to be held by Executive in trust and solely for the Corporation's benefit. Accordingly, Executive hereby agrees that he shall not, at any time, either during or subsequent to his employment hereunder, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Corporation's confidential information without the prior written consent of the Corporation, except to responsible officers and employees of the Corporation and other responsible persons who are in a contractual or fiduciary relationship with the Corporation or who have a need for such information for purposes in the interest of the Corporation, and except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Executive.

         (b) Upon the termination of his employment with the Corporation for any reason whatsoever, Executive shall promptly deliver to the Corporation all drawings, manuals, letters, notes, notebooks, reports and copies thereof, and all other materials, including, without limitation, those of a secret and confidential nature, relating to the Corporation's business which are in Executive's possession or control.

         9. NON-COMPETITION. Executive agrees that, during the term of this Agreement and for a period of two (2) years after the termination for any cause of his employment with the Corporation, he shall not, anywhere in the United States of America or elsewhere in the world (or in such smaller area or for such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Executive), directly or indirectly:

         (i) engage in a directly competitive line of business to the business carried on by the Corporation, either for his own account or with or for anyone else;

         (ii) solicit or attempt to solicit business of any customers of the Corporation for products or services the same or similar to those offered, sold, produced or under development by the Corporation;

                  (iii) otherwise divert or attempt to divert from the Corporation any business whatsoever;

                  (iv) solicit or attempt to solicit for any business endeavor any employee of the Corporation;

                  (v) interfere with any business relationship between the Corporation and any other person; or

                  (vi) render any services as an officer, director, employee, partner, consultant or otherwise to, or have any interest as a stockholder, partner, lender or otherwise in, any person which is so engaged.

Notwithstanding anything to the contrary contained in this Paragraph 9, the provisions hereof shall not prevent the Executive from purchasing or owning up to five percent (5%) of the voting securities of any corporation, the stock of which is publicly traded.

         10. Remedies. Because the Corporation does not have an adequate remedy at law to protect its business from Executive's competition or to protect its interests in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, the Corporation shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of the provisions of Paragraphs 7, 8 and 9, be available to the Corporation. In the event of such a breach, in addition to any other remedies, the Corporation shall be entitled to receive from Executive payment of, or reimbursement for, its reasonable attorneys fees and disbursements incurred in successfully enforcing any such provision.

         11. SURVIVAL. The provisions of Paragraphs 7, 8 and 9 shall survive termination of this Agreement for any reason.

         12. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof. This Agreement may not be changed or terminated orally, and no change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced; PROVIDED, HOWEVER, that Executive's compensation may be increased at any time by the Corporation without in any way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement of such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

         13. SUCCESSORS AND ASSIGNS. Neither party shall have the right to assign this personal Agreement, or any rights or obligations hereunder, without the consent of the other party; PROVIDED, HOWEVER, that upon the sale of all or substantially all of the assets, business and goodwill of the Corporation to another corporation, or upon the merger or consolidation of the Corporation with another corporation, this Agreement shall inure to the benefit of, and be binding upon, both Executive and the corporation purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other corporation were the Corporation. Subject to the foregoing, this Agreement shall inure to the benefit of, and bind, the parties hereto and their legal representatives, heirs, successors and assigns.

         14. ADDITIONAL ACTS. Executive and the Corporation each agrees that he or it shall, as often as requested to do so, execute, acknowledge and deliver and file, or cause to be executed, acknowledged and delivered and filed, any and all further instruments, agreements or documents as may be necessary or expedient in order to consummate the transactions provided for in this Agreement and do any and all further acts and things as may be necessary or expedient in order to carry out the purpose and intent of this Agreement.

         15. COMMUNICATIONS. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth at the beginning of this Agreement, or to such other address as any party may specify by notice to the other party; PROVIDED, HOWEVER, that any notice of change of address shall be effective only upon receipt.

         16. CONSTRUCTION. The headings of the Paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise affect the construction of the terms or provisions hereof. References in this Agreement to Sections are to the sections of this Agreement.

         17. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         18. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court or tribunal of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

         19. GOVERNING LAW. This Agreement is made and executed and shall be governed by the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

                                              CORPORATION:
                                              EDIETS.COM, INC.

                                              By: Christine M. Brown, Secretary

                                              EXECUTIVE:

                                              David R. Humble

                                  SCHEDULE "A"

                  (1)               Medical Insurance

                  (2)               Long Term Care - $2,500 Annually

                                                                       EXHIBIT H
                      [LETTERHEAD OF TENZER GREENBLAT LLP]
                                                               November 17, 1999
eDiets.com, Inc.
3467 Hillsboro Boulevard
Deerfield Beach, FL  33442

David R. Humble
c/o eDiets.com, Inc.
3467 Hillsboro Boulevard
Deerfield Beach, FL  33442

Gentlemen:

                  We have acted as counsel for Olas, Inc., a Delaware corporation (the "Company"), and EDiets Acquisition Corp., a Delaware corporation (the "Subsidiary") in connection with the execution and delivery of the Agreement and Plan of Merger and Reorganization dated as of August 30, 1999 (the "Merger Agreement"), among the Company, the Subsidiary, eDiets.com, Inc., a Delaware corporation ("eDiets"), and David R. Humble ("Stockholder"), and each of the agreements, documents and instruments to be executed by the parties pursuant to the Merger Agreement (collectively, the "Ancillary Documents").

                  This opinion is being delivered to you pursuant to the provisions of Section 6.2(b) of the Merger Agreement. All capitalized terms used herein, unless expressly defined herein, shall have the meanings ascribed to such terms in the Merger Agreement.

                  We have examined originals, or copies certified or otherwise identified to our satisfaction, of each of the Merger Agreement and the Ancillary Documents as well as such other documents and corporate and public records (including the Company's and the Subsidiary's respective Certificate of Incorporation and By-Laws and minutes of certain meetings of the Board of Directors of the Company and the Subsidiary) as we

November 17, 1999
Page 2

deemed to be necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Except as expressly set forth in this Opinion Letter, we have not undertaken any independent investigation, examination or inquiry to confirm or determine the existence or absence of any facts, searched any of the books, records or files of the Company or any of its affiliates (except where such books, records or files were provided to us by the Company), searched any internal file, court file, public record or other information collection, or examined or reviewed any communication, instrument, agreement, document, file, record or other item.

                  As to factual matters material to such opinion which were not otherwise independently established, we have relied exclusively and without investigation upon the certificates of appropriate state and local officials, upon representations set forth in the Merger Agreement and Ancillary Documents, upon the representatives of executive officers and responsible employees and agents of the Company and upon such other data as we deemed to be appropriate under the circumstances.

                  Where reference is made in this Opinion Letter to matters within our knowledge, or to facts and circumstances known to us, such reference means the actual knowledge of those attorneys within our firm who have given substantive attention to the Merger Agreement and the transactions contemplated thereby.

                  We express no opinion with respect the Merger Agreement or any other document or any right, power, privilege, remedy or interest intended or purported to be created thereunder, insofar as: (a) any of the rights, powers, privileges, remedies and interests of a party thereunder, may be limited (i) by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization or other laws affecting any rights, powers, privileges, remedies and interests of creditors generally, (ii) by rules or principles of equity or public policy affecting the enforcement including (without limitation) those pertaining to good faith, fair dealing, diligence, reasonableness, unconscionability, impossibility of performance or other cure, surety rights or defenses, waiver, laches, estoppel or judicial deference, or (iii) by the exercise of the discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable or other remedies, including (without limitation) specific performance, injunctive relief and indemnification; (b) the rights, powers, privileges, remedies and

November 17, 1999
Page 3

interests of any party under the Merger Agreement or any other document or applicable law may be exercised or otherwise enforced in bad faith, in a commercially unreasonable manner or for immaterial breaches, consequences or damages; and (c) any term or provision of the Merger Agreement or any other document purportedly grants to a party, or permits a party to exercise or otherwise enforce or pursue, specific rights, powers, privileges, remedies or interests in a manner impermissible under or otherwise inconsistent with applicable laws or public policy from time to time in effect including (without limitation) agreements to agree, reformation, severability, exculpations and indemnifications, penalties, waivers, releases, powers of attorney and collateral disposition, election of remedies and non-judicial remedies (including, without limitation, the indemnification, non-compete and waiver provisions contained in the Merger Agreement).

                  Based upon the foregoing and such consideration of matters of law as we deemed to be relevant, and subject to the qualifications and assumptions set forth herein, we are of the following opinion:

                  1. Each of the Company and the Subsidiary are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of the Company and the Subsidiary has, and did have on the date of execution of the Merger Agreement and as of the Closing Date, the requisite corporate power and corporate authority to own, lease and operate its assets, to carry on its business as now conducted, and to execute, deliver and perform its obligations under the Merger Agreement and the Ancillary Documents to which it is a party.

                  2. The execution, delivery and performance by each of the Company and the Subsidiary of the Merger Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized and approved by all necessary corporate actions on the part of the Company and the Subsidiary, respectively.

                  3. The Merger Agreement and each of the Ancillary Documents are the valid and binding legal obligations of the Company and the Subsidiary, to the extent they are parties, and are enforceable against each of them (to the extent they are parties thereto) in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general

November 17, 1999
Page 4

application (including, without limitation, statutory or other similar laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (b) general principles of equity that may limit the enforceability of the remedies, covenants or other provisions of the Merger Agreement or the Ancillary Documents and the availability of injunctive relief or other equitable remedies and (c) judicial imposition of an implied covenant of good faith and fair dealing.

                  4. The execution, delivery and performance by the Company and the Subsidiary of the Merger Agreement and the Ancillary Documents to which either of them is a party will not (i) violate or conflict with any term of either the respective Certificate of Incorporation or the By-Laws of the Company and the Subsidiary; or (ii) violate or, alone or with the passage of time, result in the breach or termination of, or otherwise (with or without the giving of notice or the passage of time or both) entitle any party to terminate or declare a default under any material agreement to which the Company or the Subsidiary is a party or by which it is bound, or to which any of the Company's or the Subsidiary's respective properties, assets or businesses are subject and, in each case, of which we have knowledge, or (iii) violate any judgment, order, injunction, decree or award (of which we have knowledge) binding upon the Company or the Subsidiary or the respective business or assets of the Company or the Subsidiary which would have a material adverse effect on the Company or the Subsidiary.

                  5. The 7,814,065 shares of the Company's common stock to be delivered to Stockholder pursuant to the Merger Agreement will be delivered to Stockholder free and clear of any and all liens, security interests, pledges, claims, charges, voting trusts and encumbrances of any kind whatsoever except for any liens, security interests, pledges, claims, charges, voting trusts and encumbrances which may have been placed on such shares by Stockholder.

                  6. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the terms of the Merger Agreement, and upon acceptance of such filing and certification by the State of Delaware, the Merger shall have been duly consummated in accordance with the laws of the State of Delaware.

                  We are attorneys admitted to practice in the State of New York and we are not, and do not purport to be, experts as to the laws of any other jurisdiction other than Federal law and the General Corporation Law of the State of Delaware. The opinions set forth herein are limited to New York Law, the General Corporation Law of the State of Delaware.

November 17, 1999
Page 5

                  In giving the opinion set forth above we have assumed (x) the due authorization, execution and delivery of the Merger Agreement and the Ancillary Documents by each of the parties thereto other than the Company and the Subsidiary, and (y) that all such other parties thereto have all requisite power and authority under applicable laws, regulations and governing documents to execute and deliver the Merger Agreement and the Ancillary Documents.

         Our opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon the state of the law and factual situations known to us as of the date of this opinion, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances which may hereafter come to our attention or any change in law which may hereafter occur. We bring to your attention the fact that the opinions set forth in this letter are expressions of professional judgment and not a guaranty of a result.

                  This opinion is solely for the benefit of eDiets and the Stockholder and may not be relied upon by any other person or for any other purpose. Copies of this opinion may not be furnished to any other person without our prior written consent. The opinions expressed herein are as of the date hereof, and we make no undertaking to update, supplement or amend such opinions as facts and circumstances come to our attention or changes in law occur which could affect our opinions.
                                Very truly yours,

                              TENZER GREENBLATT LLP

                                EDIET SCHEDULES

                                 SCHEDULE 1.6(A)

                           Post Merger Capitalization

o The following is a list of shares and options outstanding of eDiets prior to the merger and a schedule of shares and options of Olas to be exchanged in the merger using a conversion ratio of 1.257143.

SHARES OUTSTANDING                                    EDIETS              OLAS
                                                    ---------          ---------
David R. Humble ..........................          6,215,733          7,814,065

STOCK OPTIONS GRANTED

Diane Driscoll ...........................             20,000             25,143

Scott Goodwin ............................             40,000             50,286

James C. Kennedy .........................             42,000             52,800

David Gentzler ...........................             75,000             94,286

Richard Becker ...........................             25,000             31,428

Steve Johnson ............................             40,000             50,286
                                                       60,000             75,429
                                                      127,267            159,993

Howard A. Goldman ........................             25,000             31,428

Donna De Cunzo ...........................             35,000             44,000
                                                       80,000            100,572

Ronald Caporale ..........................             60,000             75,429
                                                       50,000             62,857

Stacy Brassington ........................             35,000             44,000

Christine Brown ..........................             40,000             50,286

Hans Barth ...............................             10,000             12,571

Scott Yardley ............................             10,000             12,571

Gena McGuiness ...........................              5,000              6,285

Rochelle Jones ...........................              5,000              6,285

SUBTOTAL - OPTIONS .......................            784,267            985,935
                                                    ---------          ---------
GRAND TOTAL ..............................          7,000,000          8,800,000
                                                    =========          =========

                                  SCHEDULE 2.1

               States or Jurisdictions of Property Owned or Leased

eDiets.com, Inc. is a corporation organized under the laws of the State of Delaware on March 18, 1996. The corporation was qualified to transact business in the State of Florida on July 11, 1996. All property owned or leased is within the State of Florida.

                                  SCHEDULE 2.2

    Schedule of Common Stock Shareholders and Holders of Options and Warrants

o The sole shareholder of eDiets.com, Inc. is David R. Humble owning 6,215,733 shares of Common Stock, $.001 par value.

o        STOCK OPTION GRANTS

         Except as noted below, all options are exercisable at $.01 per share and vest in equal monthly installments over a period of 12 months from the date of grant.

                                 Date of     # of Options            # of Options                Date
Name of Optionee                 Grant         Granted                   Lapsed                of Lapse
----------------                --------        ------                 --------                ---------
Diane Driscoll                  06/11/96        25,000                  5,000                   03/31/97
Scott Goodwin                   07/15/96        40,000
James C. Kennedy                07/08/97        60,000                  18,000                  03/12/98
David Gentzler                  05/01/96        75,000
Richard Becker                  07/01/96        50,000                  25,000                  01/31/97
Steve Johnson                   06/01/96        40,000
                                11/18/98        60,000
                                07/28/99(1)    127,267
Howard A. Goldman               06/10/96        50,000                  25,000                  12/31/97
Donna De Cunzo                  05/01/96        35,000
                                04/24/99(2)     80,000
Ronald Caporale                 10/25/96        60,000
                                11/03/98        50,000
Stacy Brassington               10/01/98        35,000
Christine Brown                 02/01/99        40,000
Hans Barth                      06/01/96        10,000
Scott Yardley                   01/18/99        10,000
Gena McGuiness                  09/08/98        5,000
Rochelle Jones                  08/17/98        5,000
                                               ------                   ------
Total Granted                                 857,267                   73,000
Total Outstanding                             784,267

(1) Exercisable at $1.425 per share. Vests on a monthly basis over 24 months from date of grant.

(2)   Vesting retroactive to I/l/99.

                                  SCHEDULE 2.6

                                Noncontravention

Paragraph 19 of the Lease Agreement between eDiets and The 3467 Partnership (as listed on Schedule 2.4) requires the consent of the landlord to transfer the stock.

                                  SCHEDULE 2.8

                       Absence of Undisclosed Liabilities

There is a dispute over an Agreement between eDiets and iVillage. Please refer to the letters dated May 20, 1999 and August 3, 1999 previously given to counsel for Olas.

                                  SCHEDULE 2.9

               List and Summary Description of Written Guaranties

                       Extended to eDiets and Shareholder

o David R. Humble has guaranteed a $150,000 line of credit with SunTrust Bank, South Florida, N.A.

                                  SCHEDULE 2.11

                               Absence of Changes

                  None other than as set forth in Schedule 2.8.

                                  SCHEDULE 2.12

                       Pending and Threatening Litigation

                                      NONE

                                  SCHEDULE 2.14

         Schedule of Real Property Owned, Leased or Subject to Contract of Commitment of Purchase or Sale of Lease

o eDiets.com, Inc. currently leases approximately 1,288 square feet of office space in Deerfield Beach, Florida, pursuant to a Lease Agreement dated May 1, 1999 between The 3467 Partnership (Lessor) and Self/Help Technologies (Lessee), and Addendum #1 thereto dated April 1, 1999, executed April 29, 1999, to lease premises known as Suite #2 in the building located at 3467 West Hillsboro Boulevard, Deerfield Beach, Florida. expiring on April 30, 2000.

o eDiets.com, Inc. currently leases a laptop computer from DFS (Dell Financial Services) Acceptance, a division of Dell Computer, pursuant to an 24-month agreement at $268.02 per month.

                                  SCHEDULE 2.15

       Summary of Intangibles, the Ownership thereof and Authority for Use

o        eDiets.com, Inc. has filed Service Mark Applications with the U.S.
         Department of Commerce, Patent and Trademark Office to register the following names: 1. eDiets.com 2. eDiets 3. I.Q. Diet

o eDiets.com, Inc. has the following internet domain names registered with Network Solutions, Inc.:

                                    1.      SELFHELPTECH.COM
                                    2.      SHAPECITY.COM
                                    3.      DIETSONLINE.COM
                                    4.      MYEDIETS.COM
                                    5.      EDIETCITY.COM
                                    6.      EDIETSCENTER.COM
                                    7.      EDIETSNEWS.COM
                                    8.      EDIETSNEWS.COM
                                    9.      RELOGIC.COM
                                    10.     EDIETSFORWOMEN.COM
                                    It.     EDIETWOMEN.COM
                                    12.     EDIETS.COM
                                    13.     EDIETSFORMEN.COM
                                    14.     EDIETMEN.COM
                                    15.     ENUTRI.COM
                                    16.     IQDIET.COM

o        Patent License Agreement between David R. Humble and eDiets.

                                  SCHEDULE 2.18

                               Insurance Policies

1. Certificate of Insurance dated 02/23/99 Re Policy Number NWA 0151016-00 of Reliance National Indemnity Workers' Compensation and Employers' Liability Insurance.

2. Certificate Number 1145156 of Chicago Insurance Company Medical Professional Liability Occurrence Insurance Policy. Note that this policy insures Donna M. DeCunzo, the dietitian for eDiets and does not insure the Company.

3.       Spectrum under the Agreement for Services referred to in Schedule 2.20,
         2.21 and 2.23 maintains a medical health insurance policy for eDiets employees for which eDiets reimburses Spectrum for the premium costs made under the policy. David R. Humble, who is not an employee of eDiets, is not covered under the policy.

                                  SCHEDULE 2.19

            Bank Accounts, Safe Deposit Boxes and Authorized Persons

                               BANKING INFORMATION

Account         Name and Address                 Banking Contact       Authorized Signatory
-------------   -----------------------------    --------------------  --------------------
Operating       SunTrust Bank, South Florida,    Becky Buchanan          David R. Humble
Account         N.A.                             V.P., Branch Manager
0613000201139   1761 West Hillsboro Blvd.        (954) 480-8296
                Deerfield Beach, FL 33442

AMEX            SunTrust Bank, South Florida,    Becky Buchanan          David R. Humble
Clearing        N.A.                             V.P., Branch Manager
0613000202558   1761 West Hillsboro Blvd.        (954) 480-8296
                Deerfield Beach, FL 33442

VISA/MC         RNB Republic Bank (Union         Laura Trascaclair       David R. Humble
Clearing        Planters)                        Chief Retail Banking
0391000377      Republic National Bank of        Manager
                Miami                            (561) 361-5619
                Palm Aire Banking Center                    or
                1321 Powerline Road              Maria Aquila
                Pompano Beach, FL 33096          (954) 979-5900

                                  SCHEDULE 2.20

       Employee Plans, Benefits and Arrangements and Schedule of Employees
                          and Compensation of Employees

The following is a list of Key Employees and annual compensation for each employee. Please note that all employees, except David R. Humble, are leased through from Spectrum through the Agreement referred to on Schedule 2.23. Please refer to Schedule 2.2 for stock options granted.

o KEY EMPLOYEES - ANNUAL COMPENSATION

                                    Pre-merger Post-merger          Other Annual
Employee Name and Position           Salary ($) Salary ($)   Bonus  Compensation
--------------------------          ----------  --------     -----  ------------
Humble, David R., Chairman          $  0.00     $150,000    $ 0.00    $ 0.00
of the Board, President and
Chief Executive Officer

DeCunza, Donna, Director of           Under     $90,000     $ 0.00    $ 0.00
Nutrition Services                  $50,000

Johnson, Steve, Chief               $85,000     $92,000     $ 0.00    $ 0.00
Technical Officer

Brown, Christine, Director            Under     $60,000     $ 0.00    $ 0.00
Operations, Secretary and           $50,000
Treasurer

o         CONFIDENTIALITY AGREEMENTS

1. Confidentiality Agreement dated July 13, 1999, between eDiets and Christine Marie Brown.

2. Confidentiality Agreement dated July 13, 1999, between eDiets and M. Roshelle Jones.

3. Confidentiality Agreement dated July 13, 1999, between eDiets and Stacey Brassington.

4. Confidentiality Agreement dated August 2, 1999, between eDiets and Steven E. Johnson.

5.       Confidentiality Agreement dated July 26, 1999, between eDiets and Karen
         Humble.

6. Confidentiality Agreement dated July 16, 1999, between eDiets and Gina McGinnis.

7.       Confidentiality Agreement dated August 2, 1999, between eDiets and
         Robin Hyman.

                                  SCHEDULE 2.21

                         Employee Pension Benefit Plans

o Spectrum under the Agreement for Services referred to in Schedule 2.20 and 2.23 maintains a 401K Pension Plan for eDiets employees for which eDiets reimburses Spectrum for the costs of contributions made under the Plan. David R. Humble, who is not an employee of eDiets, is not covered under the Plan.

                                  SCHEDULE 2.23

                Product Service Agreements and License Agreements

 1. Section 11. Spectrum Agreement for Services dated January 20, 1999, between eDiets and The Spectrum Division of Staffing Concepts, Inc. to provide professional employee services to eDiets.

*2.      AOL Advertising Insertion Order, Contract #10592, 13916 and 15318.

 3.      Thrive/Netfind Contract #13916.

*4.      Letter Agreement dated July 30, 1998 with K2 Design.

*5 Sponsorship Agreement dated January 4, 1999 between eDiets and iVillage, Inc. and its affiliates.

 6.      Agreement between eDiets and Yahoo! Advertising.

 7. Linkshare Network(TM) Membership Agreement For Merchants dated December 2, 1998, between LinkShare Corporation and eDiets.

 8.      Agreement between eDiets and Healthshop.com.

 9.      Affiliate Contract dated January 5, 1999 between eDiets and Health
         Scout, Inc.

10. Content Service Agreement dated June 16, 1999 between eDiets and ScreamingMedia.Net, Inc.

11.      Fit @ Home Affiliates Program Operating Agreement.

12.      Operating Agreement between eDiets and Fogdog Sports(TM), Inc.

13.      Operating Agreement between eDiets and Amazon.com.

14.      Letter Agreement dated May 15, 1999 between eDiets and Dr.Koop.com.

15.      E-Commerce Hyperlink between eDiets and Green Tree

16.      Letter Agreement with BeHealtyNow.com

17.      Insertion Order with Online Network Company

18.      Letter Agreement with Best Solutions

19.      Agreement with Cybergold, Inc.

* Please note that the performance and payment obligations of the parties to these contracts are in controversy.

                                  SCHEDULE 2.24

                               Business Contracts

None, except as set forth in Schedules 2.2, 2.9, 2.14, 2.15, 2.18, 2.20, 2.23.

                                  SCHEDULE 2.25

   Schedule of Suppliers and Amounts of Goods and Services from each Supplier

                None other than as set forth in other schedules.

                                  SCHEDULE 2.26

        Governmental and Administrative Consents, Permits, Appointments,
                Approvals, Licenses, Certificates and Franchises

1. Broward County Occupational License For Period October 1, 1998 thru September 30, 1999, Account No. 377-0004939.

2. City of Deerfield Beach Occupational License No. 99-16547 For Period October 1, 1998 thru September 30, 1999.

3. State of Florida Department of Health, Division of Medical Quality Assurance License No. ND-0002352 Re: Licensed Dietitian/Nutritionist Donna M. De Cunzo, Expiration Date: February 28, 2001.

                                    EXHIBIT F

                               Opinion of Counsel

                                 OLAS SCHEDULES

                                  SCHEDULE 3.1

I.       STATES OR JURISDICTIONS OF PROPERTY OWNED OR LEASED

         A.       None.

                                  SCHEDULE 3.2

I.       SCHEDULES OF COMMON STOCK SHAREHOLDERS OF OLAS SUBSIDIARIES

         A.       None.

II.      HOLDERS OF OPTIONS AND WARRANTS OF OLAS SUBSIDIARIES

         A.       None.

                                  SCHEDULE 3.3

I.       SCHEDULE OF DIRECT OR INDIRECT SUBSIDIARIES OF OLAS

         A.       None.

                                  SCHEDULE 3.5

I.       NONCONTRAVENTION - OLAS

A. List of Summary Description of Written Guaranties Extended to Olas or Subsidiary.

                  1.       None.

                                  SCHEDULE 3.7

I.       ABSENCE OF UNDISCLOSED LIABILITIES

         A.       None

                                  SCHEDULE 3.8

I. LIST AND SUMMARY DESCRIPTION OF WRITTEN GUARANTIES EXTENDED TO OLAS OR SUBSIDIARY

         A.       None.

                                  SCHEDULE 3.10

I.       MATERIAL ADVERSE EFFECT - OLAS OR SUBSIDIARY

         A.       None.

                                  SCHEDULE 3.11

I.       PENDING OR THREATENING LITIGATION

         A.       Olas

                  1. Derivative Demand Letter of Kenneth Zimmerman dated August 1, 1996:,

                           On August 5, 1996 Olas, Inc. (the "Company") received
a Draft Complaint and Demand Letter dated August 1, 1996 from Kenneth Zimmerman which demanded that the Company institute a suit against the directors and controlling shareholders of the Company for various alleged acts constituting self-dealing, breach of fiduciary duty, mismanagement and corporate waste. Following an extensive investigation and analysis by counsel to the Company it was concluded that if the Company were to institute the litigation embodied in the Draft Compliant, the Company would probably have little or no chance of prevailing. Based on the recommendation of counsel the Company did not institute any such action. No further action has been taken by the Company with regard to this Draft Complaint and Demand Letter.

         B.       Subsidiary

                  1.       None.

                                  SCHEDULE 3.13

I. SCHEDULE OF REAL PROPERTY LEASE OR SUBJECT TO CONTRACT OF COMMITMENT OF PURSE OR SALE OR LEASE - OLAS AND SUBSIDIARY

         A.       None.

                                  SCHEDULE 3.14

I. SUMMARY OF INTANGIBLES, THE OWNERSHIP THEREOF AND AUTHORITY FOR USE - OLAS AND SUBSIDIARY

         A.       None.

                                  SCHEDULE 3.17

I.       INSURANCE POLICIES - OLAS, SUBSIDIARY, OLAS ASSETS, OLAS BUSINESS

         A.       None.

                                  SCHEDULE 3.18

I.       BANK ACCOUNTS, SAFE DEPOSIT BOXES AND AUTHORIZED PERSONS - OLAS AND
         SUBSIDIARY

Dreyfus BASIC Money Market Fund             Fund Account Number # 123-0790780597

Bank of America (NationsBank)               Account Number # 0000 0 134 5420

P.O. BOX                                    MailBoxEtc
                                            Olas Inc.
                                            Suite 262
                                            1173A Second Avenue
                                            New York, NY 10021

                                  SCHEDULE 3.19

I. EMPLOYEE PLANS, BENEFITS AND ARRANGEMENTS AND SCHEDULE OF EMPLOYEES AND COMPENSATION OF EMPLOYEES - OLAS AND SUBSIDIARY

         A.       None.

                                  SCHEDULE 3.20

I.       EMPLOYEE PENSION BENEFIT PLAN - OLAS AND SUBSIDIARY

         A.       None.

                                  SCHEDULE 3.22

I.       PRODUCT SERVICE AGREEMENTS AND LICENSE AGREEMENTS - OLAS AND SUBSIDIARY

         A.       None.

                                  SCHEDULE 3.23

I.       BUSINESS CONTRACTS - OLAS AND SUBSIDIARY

         A.       None.

                                  SCHEDULE 3.24

I. SCHEDULE OF SUPPLIERS AND AMOUNTS OF GOODS AND SERVICES FROM EACH SUPPLIER - OLAS BUSINESS

         A.       None.

                                  SCHEDULE 3.25

I. GOVERNMENTAL AND ADMINISTRATIVE CONSENTS, PERMITS, APPOINTMENTS, APPROVALS, LICENSES, CERTIFICATES AND FRANCHISES - OLAS BUSINESS

         A.       None.

                                                                 Exhibit 5.10(h)

                              OLAS MONTHLY EXPENSES

CONTINENTAL STOCK                   MAILBOX ETC               PIERCE LEAHY
TRANSFER & TRUST CO.
$396.00                           $113,66 (every 3 mths)        $199.01

LEGAL FEES

I.  PARKER, POE, ADAMS & BERNSTEIN
2.  GLEIBERMAN SPEARS SHEPHERD & MENAKER

         $1000.00 (Approx. every 1 mnths)